ENI REPORT ON THE 2023-2026 rEMUNERATION POLICYAND REMUNERATION PAID 2022

Mission

We are an energy company.
13 15 We concretely support a just energy transition,
with the objective of preserving our planet
7 12 and promoting an efficient and sustainable access to energy for all.
9 Our work is based on passion and innovation,
on our unique strengths and skills,
5 10 on the equal dignity of each person,
recognizing diversity as a key value for human development,
on the responsibility, integrity and transparency of our actions.
17 We believe in the value of long-term partnerships with the Countries and communities where we operate, bringing long-lasting prosperity for all.

Global goals for a sustainable development

The 2030 Agenda for Sustainable Development, presented in September 2015, identifies the 17 Sustainable Development Goals (SDGs) which represent the common targets of sustainable development on the current complex social problems. These goals are an important reference for the international community and Eni in managing activities in those Countries in which it operates.

Report on the 2023-2026 Remuneration Policy and remuneration paid 2022 Approved by the Board of Directors on March 16, 2023

Contents LETTER FROM THE CHAIRWOMAN OF THE REMUNERATION COMMITTEE 4 INTRODUCTION 6 EXECUTIVE SUMMARY 8 SECTION I — REMUNERATION POLICY FOR THE 2023-2026 TERM 20 Section subject to the binding vote of the 2023 Shareholders’ Meeting Corporate governance 20 Bodies and parties involved 20 Engagement on Remuneration Policy 21 Eni Remuneration Committee 21 2023-2026 Remuneration Policy approval process 26 Purpose and general principles of the Remuneration Policy 26 Purpose 26 General principles 27 Remuneration Policy for the 2023-2026 term 29 Defining criteria and main changes to the Policy 29 Connection with corporate strategy 30 Market benchmarks and remuneration Peer Group 30 Employees’ remuneration and working conditions 31 Chairman of the Board of Directors 31 Non-Executive Directors 32 Board of Statutory Auditors 32 Chief Executive Officer and General Manager 32 Managers with strategic responsibilities 41

SECTION II – COMPENSATION AND OTHER INFORMATION 44 This section is subject to a non-binding vote of the 2023 Shareholders’ Meeting Introduction 44 Disclosure on remuneration changes 44 Implementation of the 2022 Remuneration Policies 46 Verification of 2022 performance for the purpose of the accrual of incentives payable and/or assignable in 2023 46 Remuneration accrued and/or awarded in 2022 48 Additional disclosure on the implementation of Remuneration Policy for 2021 53 Remuneration accrued in 2022 55 Table 1 – Remuneration accrued to Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 55 Table 2 – Monetary incentive plans for the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 58 Table 3 – Incentive plans based on financial instruments, other than stock options, for the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 60 Shareholdings held 63 Table 4 – Shareholdings held by Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 63 Annex under Article 84-bis of Consob Issuer Regulation - 2022 Implementation of the 2020-2022 Long-Term Incentive Plan 64 Table No. 1 of Schedule 7 of Annex 3A of Regulation No. 11971/1999 64 ANNEX: LIST OF CHARTS AND TABLES 66

Nathalie Tocci Chairwoman of the Remuneration Committee ENI REPORT ON THE 2023-2026 REMUNERATION 4 POLICY AND REMUNERATION PAID 2022 Letter from the Chairwoman of the Remuneration Committee Dear Shareholders, I am particularly pleased this year, in presenting the Remuneration Report, to outline the Committee’s proposals for the new term. Eni’s Rem uneration Policy will remain firmly anchored to the goal of the energy transition, while being also driven by the imperative of ensuring energy security, and therefore the diversification of supplies, a priority which has been highlighteddramatically and urgently by the war in Ukraine. Against this backdrop, the Remuneration Policy for the CEO and top management must be oriented towards pursuing the Company’s strategic goals in the medium-to-long-term, along the lines of environmental sustainability, energy security and accessibility through geographical and technological diversification. We will continue to pursue these objectives for the next term as well, in accordance with the structure, purpose and general principles already defined in our existing Policy, in compliance with the governance model adopted by the Company, and in response to shareholders’ and institutional investors’ broad support for Eni’s Remuneration system as a whole. Shareholder engagement The improvement of our Remuneration Policy would not be possible without an ongoing, open and increasingly intense dialogue between the Company and its shareholders. The Committee’s intention to promptly collect and assess the feedback and suggestions offered by investors is part of a governance process implemented on a yearly basis through periodic engagement cycles with institutional investors and proxy advisors, as well as a comprehensive review of the shareholders’ meeting vote an d its rationale. During the two cycles of engagement held in the autumn and spring, we received broad approval of the general structure of the existing Remuneration Policy, including the balance between financial and non-financial parameters in the incentive systems, the total remuneration and the overall level of incentives, with specific suggestions being made regarding the composition of the Peer Group, some performance parameters viewed as no longer being in line with the Company’s strategy, and the adoption of guidelines to strengthen share ownership. The new term’s Remuneration Policy In the light of the feedback received and the benchmark analyses carried out, the 2023-2026 Remuneration Policy therefore confirms the structure and total remuneration levels defined by the previous Policy. The main changes introduced regard (i) the differentiation of the Peer Groups used for the comparative analysis of the CEO’s remuneration and for the assessment of the relative objective in the Long-Term Incentive Plan, with both Peer Groups focusing on the European market; (ii) the adjustment of some performance indicators in the Short-Term Incentive Plan, with the introduction of the parameter for the reduction of Upstream GHG Scope 1 and 2 equity net emissions, in line with the objectives communicated already to the market; and (iii) the adjustment of the performance parameters of the 2023-2025 Equity-based Long-Term Incentive Plan, by eliminating the NPV of proven hydrocarbon reserves parameter, which is no longer in line with the Company’s long-term strategy, and shifting NPV parameter’s weight to the economic-financial objective that would correspondingly increase (to 40%), while keeping the same weight (25%) of the TSR as a relative parameter, as well as confirming the weight (35%) of the objectives related to environmental sustainability, with a further focus on the energy transition (15%, in terms of installed capacity from renewable sources and biojet fuel production capacity).

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 5 In the new Policy, we confirmed the option of applying a coefficient of 1.1 to the total score of the annual performance in recognition of completed operations of particular strategic relevance not foreseen in the budget and/or achieving extraordinarily positive annual economic/financial results. However, alongside this, the 2023-26 Policy introduces the option of applying a coefficient of 0.9 reducing the final score for adverse scenarios which lead to extraordinarily negative annual economic/financial results. Furthermore, the Committee proposed a strengthening of the share ownership guidelines in the plan, by extending to two years the related lockup clause for the granted shares, also in line with the recent recommendations of the Corporate Governance Code. This measure is aimed at ensuring further alignment with shareholders’ interests over the long-term, setting the stage for a shareholding policy objective, in line with the median references of the European market. These choices were made after extensive dialogue and discussion within the Committee, with the agreed intention of preserving the balance achieved over the last years by the management remuneration and incentive systems. 2022 Results The implementation of Remuneration Policy in 2022 reflects the excellent results achieved last year, further boosted by financial discipline and cost control, operating efficiency and a careful management of the risks deriving from exceptional price volatility and supply shortage. In particular, the strong organic cash generation of more than €20 billion allowed the Company to finance investments and growth, reduce the leverage at 13%, a historical low, and to remunerate shareholders with approximately €5.4 billion, all this while pursuing unrelentlessly our commitment to the energy transition and sustainability. The 2022 results must also be assessed in reference to the profoundly changed context compared to the original budget assumptions, following the Russian invasion of Ukraine, which Eni tackled promptly and proactively, carrying out a series of operations of particular strategic significance which allowed the Company to: i) guarantee Italy’s energy security contributing to that of Europe, by replacing 100% of Russian gas by 2025, leveraging on the solid relations with producer countries and on the accelerating the development of equity gas projects in Algeria, Egypt, Congo and Qatar; ii) manage the new financial risks that emerged from the war in Ukraine through the effective revision of the commodity risk hedging policy, to be assessed also in relation to what happened to other European companies, which were rescued by public funds; iii) accelerate the development of the satellite model which saw, after the listing of VAR in February last year, a further placing in June 2022, and the maximisation of the financing capacity of Azule, the joint venture with BP; iv) accelerate decarbonization, with our refineries that ended ahead of plan the procurement of palm oil and received the first load of vegetable oil produced at our agri-hubs in Kenya, and the agreement with Snam to develop the CCUS project in Ravenna. In view of the significance and exceptional nature of these initiatives, not captured by the annual performance record, the Committee proposed to the Board of Directors to apply the 1.1 coefficient provided for in the 2020-2023 Remuneration Policy to the final score of the 2022 objectives assigned to the Chief Executive Officer and General Manager. Conclusion In thanking sincerely my colleagues, Directors Karina Litvack and Raphael Vermeir, who generously assured the Committee their constant availability and their wealth of professionalism and experience, I trust in your understanding and endorsement of the choices made, and thank you, also on behalf of the Board, for the support I hope you will give to the Remuneration Policy proposed for the new term. Nathalie Tocci Chairwoman of the Remuneration Committee

ENI REPORT ON THE 2023-2026 REMUNERATION 6 POLICY AND REMUNERATION PAID 2022Introduction This Report on the 2023-2026 Remuneration Policy and remuneration paid 2022 (hereinafter the “Report” or “Remuneration Report”), as approved on March 16, 2023 by the Board of Directors, acting on the recommendation of the Remuneration Committee, in accordance with applicable legal and regulatory requirements1 shows: in the first section, a description of the Remuneration Policy for the 2023-2026 term of office, adopted by Eni SpA (hereinafter “Eni” or the “Company”) for the Directors, Statutory Auditors, Chief Operating Officers and the other Managers with strategic responsibilities2, subordinate to its approval at the Shareholders’ Meeting of May 10, 2023 called to approve the financial statements at December 31, 2022. The section also describes the corporate bodies involved and the procedures used for the adoption, implementation and possible revision of the Policy and the purposes and general principles that also apply to the remuneration policies of the companies directly and indirectly controlled by Eni3, with the exclusion of the listed subsidiaries (also jointly controlled), directly required to apply the legislation. The Remuneration Policy has been prepared in line with the principles and the recommendations of the Corporate Governance Code4, as well as the additional indications of the Corporate Governance Committee5. in the second section, the implementation of the Policy applying in 2022, with the information on the final results and an indication of the remuneration accrued and the shareholdings held, in individual form for the Directors, Statutory Auditors and Chief Operating Officers, and in aggregate form, for the other Managers with strategic responsibilities. The section presents, for the 2020-2022 Long-Term Incentive Plan, the information on the 2022 implementation, according to what is provided for in the current regulations6. The two sections of the Report are introduced by a Summary that provides an overview of the Remuneration Policy for the 2023-2026 term and some background information. The text of this Report will be published no later than twenty-one days before the date of the Shareholders’ Meeting at which shareholders will be invited to approve the 2022 financial statements as well as to express a binding vote on the first section of the Report and, with a non-binding resolution, on the second section, in accordance with applicable regulation7. (1) Art.123-ter of Italian Legislative Decree 58/98 (Consolidated Law on Financial Intermediation), as amended by Art.3 of Legislative Decree 49 of May 10, 2019, and Art. 84-quater of the Consob Issuers Regulation (Resolution no. 11971/99 and subsequent amendments and additions). (2) Those persons who have the power and responsibility, directly or indirectly, for planning, directing and controlling Eni fall under the definition of “managers with strategic responsibilities”, in accordance with Art. 65, paragraph 1-quater of the Issuers Regulation. Eni Managers with strategic responsibilities, other than Directors and Statutory Auditors, are those who report directly to the Chief Executive Officer and to Eni Chairwoman, and in any case, those who sit on the Management Committee. For more information on the organisational structure of Eni, see the Company’s website (www. eni.com). (3) The remuneration policies of the subsidiaries are determined in respect of the principle of their management autonomy, in particular for companies subject to regulation, as well as in accordance with the provisions of local legislation. (4) For further information on the terms of adoption of Eni’s Governance Code, please refer to Eni Corporate Governance and Shareholdings Structure Report as well as the section “Corporate Governance” on the Company website. (5) See press release of January 26, 2023 available on the Borsa Italiana website. (6) Art. 114-bis of the Consolidated Law on Financial Intermediation and Art. 84-bis of the Consob Issuers Regulation. (7) Art. 123-ter of the Consolidated Law on Financial Intermediation, as modified by Art. 3 of Italian Legislative Decree 49/19 (paragraphs 3-bis, 3-ter and 6, in particular). Section I – subject to the binding vote of the 2023 Shareholders’ Meeting Section II – subject to the non-binding vote of the 2023 Shareholders’Meeting

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 7The text of the Report is available at the Company’s registered headquarters, on the Company website in the sections “Governance” and “Publications”, and via the website of the provider of disclosure and storage services for regulated information “1Info” (available at www.1info.it). As required by law8, PricewaterhouseCoopers SpA, which is in charge of the statutory audit, verified the preparation of the second section of the Report. The documents relating to existing remuneration plans based on financial instruments are available in the “Corporate Governance” section of the Company website. (8) Art. 123-ter, paragraph 8-bis, of the Consolidated Law on Financial Intermediation (paragraph 8-bis), as modified by Art. 3 of Italian Legislative Decree 49/19.

ENI REPORT ON THE 2023-2026 REMUNERATION 8 POLICY AND REMUNERATION PAID 2022Executive Summary CONTENTS 2022 SUMMARY INDICATORS 2023-2026 REMUNERATION POLICY AND CONNECTION WITH THE BUSINESS MODEL AND COMPANY’S STRATEGY RESULTS OF THE SHAREHOLDERS’ VOTE The purpose of the Summary is to provide to the market an overview of the trend in the market results (TSR) and the main indicators of environmental sustainability and human capital (incidents, GHG emissions, pay ratio and minimum wage) and an analysis of pay for performance. The Summary also briefly presents the Remuneration Policy for the 2023-2026 term, the connection with the Eni strategy and the results of the shareh olders’ vote on the Remuneration Policy and on its implementation in the previous years.

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 9 2022 SUMMARY INDICATORS (9) The Peer Group consists of: Exxon Mobil, Chevron, BP, Shell, TotalEnergies, ConocoPhillips, Equinor, Apache, Marathon Oil, Occidental Petroleum. (10) Benchmark indices are: Standard & Poor’s 500, Cac 40, FTSE 100, AEX, OBX. TSR: In the 2015-2022 period, Eni de livered a Total Shareholder Return (TSR) of +30.8%, compared to +69.1% for the Peer Group9, while the FTSE MIB produced a TSR of +43.1% compared to an average of +69.4% for the peer companies’ respective benchmark stock market indices10. SIR: In 2022 the Severity Incident Rate (SIR) worsened compared to the previous year due to an increase in the severity of incidents. Eni’s Total Recordable Injury Rate (TRIR) also increased on the previous year, but still remains “best in class” among its Oil & Gas peers (the second in the ranking, TotalEnergies, reported a TRIR of 0.73 in 2021 vs. Eni’s 0.34). 2015 2016 2017 100 90 80 70 60 50 40 30 20 10 0 -10 -20 -30 -40 2018 2019 2020 2021 2022 69.4 43.1 30.8 69.1 TSR Eni (%) TSR Ftse Mib (%) TSR - average Peer Group (%) TSR - average stock market indices (%) CHART 1 – TOTAL SHAREHOLDER RETURN (Eni vs. Peer Group and benchmark Stock Market Indices) CHARTSIR: In 2022 the Severity Incident Rate (SIR) worsened compared to the previous year due to an increase in the severity of incidents. Eni’s Total Recordable Injury Rate (TRIR) also increased on the previous year, but still remains “best in class” among its Oil & Gas peers (the second in the ranking, TotalEnergies, reported a TRIR of 0.73 in 2021 vs. Eni’s 0.34). 2 – TOTAL RECORDABLE INJURY RATE(a) (TRIR) AND SEVERITY INCIDENT RATE(b) (SIR) TRIR SIR 0.0 0.1 (TRIR) Severity Incident Rate (SIR) 2015 0.45 54 2016 injuries/hours worked x 1,000,000. (b) Total recordable injuries weighted for severity/hours worked x 1,000,000. 0.35 Total Shareholder Return (9) The Peer Group consists of: Exxon Mobil, Chevron, BP, Shell, TotalEnergies, ConocoPhillips, Equinor, Apache, Marathon Oil, Occidental Petroleum. (10) Benchmark indices are: Standard & Poor’s 500, Cac 40, FTSE 100, AEX, OBX.

ENI REPORT ON THE 2023-2026 REMUNERATION 10 POLICY AND REMUNERATION PAID 2022GHG emission intensity of upstream operated and non-operated equity assets (Scope 1+2): In 2022, compared to 2021, there was a slight reduction in absolute emissions thanks to the gradual reduction of fugitive emissions and energy efficiency activities, while there was an increase in the emission intensity index mainly due to the lower production for maintenance activities and the optimisation of processes. The positioning of the average total remuneration of the Eni Chief Executive Officer in the 2019- 2021 period is in 9th place with respect to that of the CEOs of the Peer Group companies. The comparison between the tren d of TSR and total CEO/GM remuneration in the 2015-2022 period shows a good correlation. 2018 2019 2020 2021 CHART 3 – GHG EMISSION INTENSITY SCOPE 1 AND SCOPE 2 EQUITY (UPS) (tCO2eq./kboe) 22.0 20.4 21.3 2022 21.7 21.6 1 2 3 AVERAGE REMUNERATION 2019-2021(a) (thousands of euro) 26,000 24,000 22,000 20,000 18,000 16,000 14,000 12,000 10,000 8,000 6,000 4,000 2,000 0 (a) Average of total annual remunerations as found in the companies’ Remuneration Report, converted into euro at the exchange rate as at 31 December. Positioning of total Eni remuneration The comparison between the trend of TSR and total CEO/GM remuneration in the 2015-2022 period shows a good correlation.

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 11 CHART 5 – PAY FOR PERFORMANCE ANALYSIS (Eni TSR vs. CEO/GM Total Remuneration 2015-2022) 7,285 CEO/GM remuneration (/,000€) 18.9 -15.3 17.3TSR - Eni (%) 18.9 -15.3 17.3 12.5 12.1 4.6 -9.3 2022 7,671 30.8 CEO/GM pay ratio vs. median employee remuneration Gender pay ratio TABLE 1 – CEO/GM PAY RATIO VS. MEDIAN EMPLOYEE REMUNERATION Employees in Italy 2019 2020 2021 2022 Ratio between fixed remuneration of the CEO/GM pay ratio vs. median employee remuneration: the table below reports the pay ratios between the remuneration of the Chief Executive Officer and General Manager and the median remuneration of employees in Italy and globally, calculated in reference to both the fixed remuneration and the total remuneration11. GM PAY RATIO VS. MEDIAN EMPLOYEE REMUNERATION Employees in Italy 2019 Gender pay ratio: the gender pay ratio data for fixed and total remuneration at general level and by professional category (raw pay ratio) are presented below. They show a substantial alignment between the salaries of the female and male populations for the Italian and global population, with differences in some professional category mainly attributable to a lower presence of women. Compared to the 2021 figures published in the NFS, the total pay ratio of employees in Italy slightly increased for the fixed remuneration (102 vs. 101) and was constant for total remuneration (98).

ENI REPORT ON THE 2023-2026 REMUNERATION 12 POLICY AND REMUNERATION PAID 2022 Considering the pay ratio for the same role level in each professional category, according to the United Nations principle “equal pay for equal work” (Table 3), the alignment between the remuneration of women and men is more evident, with statistically negligible and substantially stable differences over the years. TABLE 2 – GENDER PAY RATIO(a) Fixed remuneration Total remuneration Employees in Italy Total pay ratio (women vs. men) 102 98 Senior Managers 86 79 Middle Managers and Senior Staff 97 98 White collars 102 103 Blue collars 91 91 All employees Total pay ratio (women vs. men) 101 97 Senior Managers 85 80 Middle Managers and Senior Staff 93 92 White collars 100 100 Blue collars 92 93 (a) The gender pay ratio is calculated as the ratio of the average remuneration of women and the men. TABLE 3 – GENDER PAY RATIO AT EQUAL ROLE LEVEL(a) Fixed remuneration Total remuneration Employees in Italy 2019 2020 2021 2022 2019 2020 2021 2022 Total pay ratio (women vs. men) 99 98 99 99 99 99 100 100 Senior Managers 96 97 98 98 96 97 98 100 Middle Managers and Senior Staff 97 97 98 98 97 97 98 99 White collars 101 101 101 101 102 101 102 102 Blue collars 95 95 96 95 95 95 96 95 All employees Total pay ratio (women vs. men) 98 98 99 98 98 99 99 99 Senior Managers 98 97 98 98 97 98 98 99 Middle Managers and Senior Staff 97 97 98 98 97 97 98 99 White collars 100 100 100 99 100 100 100 100 Blue collars 96 96 96 95 96 96 96 96 (a) The gender pay ratio is calculated as the ratio of the average remuneration of women and the men.

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 13 Minimum Wage: for each country in which it operates, Eni’s policy remuneration standards are well above the legal/contractual minimums, as well as in the 1st decile12 of the local remuneration market. We annually check our positioning in terms of remuneration, adopting any necessary corrective actions. The table shows a comparison between the 1st decile of Eni, the 1st decile of the market and the legal minimum for the main Countries where Eni is present,both expressed as percentages. (12) The 1st decile represents the market practice below which 10% of remuneration is placed. Minimum wages TABLE 4 – MINIMUM WAGES Country Ratio of Eni 1st decile to market 1st decile(a) Ratio of Eni 1st decile to statutory minimum wage(b) women men total Italy Algeria Austria Belgium China Egypt France Germany Ghana Indonesia Nigeria Key Tunisia Eni minimum > 250% of minimum benchmark Hungary Eni minimum between 201% and 250% of minimum benchmark United Kingdom Eni minimum between 151% and 200% of minimum benchmark United States Eni minimum between 110% and 150% of minimum benchmark (a) Ratio refers to fixed and variable remuneration of manual workers or office staff for countries where Eni has no manual workers (market data from Korn Ferry). (b) Minimum salaries as defined by law or national bargaining agreements. (12) The 1st decile represents the market practice below which 10% of remuneration is placed.

2023-2026 REMUNERATION POLICY AND CONNECTION WITH THE BUSINESS MODEL AND THE STRATEGY Eni’s business model is focused on creating value for its stakeholders through a strong presence along the whole energy value chain: from exploration, development and extraction of oil and natural gas, to the generation of electricity from cogeneration and renewable sources, to traditional and biorefining and chemistry, up to the development of circular economy processes and marketing to end markets as well as retail and business customers. Eni aims at contributing, directly or indirectly, to achieve the Sustainable Development Goals (SDGs) of the UN 2030 Agenda, supporting a just energy transition, responding through concrete and economically sustainable solutions to the challenge of combating climate change and giving access to energy resources for all in an efficient and sustainable way. VALUE CREATION FOR STAKEHOLDERS Through an integrated presence all along the energy value chain Approach to lead the transformation OPERATIONAL EXCELLENCE Products and processes decarbonization CARBON NEUTRALITY BY 2050 Value creation shared with host countris ALLIANCES FOR DEVELOPMENT STRATEGY AND TARGET RISK MANAGEMENT CORPORATE GOVERNANCE INPUT OUTPUT MISSION ENERGY EVOLUTION NATURAL RESOURCES PROPRIETARY TECHNOLOGIES AND BREAKTHROUGH SATELLITE MODEL GEOGRAPHICAL AND ENERGY SOURCES DIVERSIFICATION INTEGRATED VALUE CHAIN FINANCIAL DISCIPLINE ENVIRONMENTAL SUSTAINABILITY AND ENERGY TRANSITION GOALS (WEIGHT 35%) LTI PLAN 2023-2025 DECARBONISATION ENERGY TRANSITION CIRCULAR ECONOMY STRATEGIC PLAN’S PRINCIPLES DECARBONISATION DIVERSIFICATION FLEXIBILITY & RESILIENCE 516.5 mln total GJ energy consumption 32,188 employees over 300,000 km2 oil & gas exploration/ development licences Gas/LNGcustomers (pod) €67 bln capital employed ~8,000 licences €76.4 mln investments for local development €8.2 bln net capex -8% Net GHG Lifecycle Emissions (Scope 1+2+3) 0.41 TRIR (recordable injuries /hours worked) 2.3 GW renewable capacity

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 15 The Remuneration Policy supports the achievement of the goals set in the Company’s Strategic Plan by promoting, through a balanced use of performance measures in the short and longterm incentive systems, the alignment of senior management’s interests with the priority of creating sustainable value for shareholders over the medium-to-long-term. The 2023-2025 Long-Term Share-based Incentive Plan supports the Strategic Plan guidelines by providing a specific environmental sustainability and energy transition goal (with an overall weight of 35%), made up of targets related to decarbonization, energy transition and circular economy.TABLE 5 – ALIGNMENT WITH THE STRATEGIC PLAN STRATEGIC DRIVERS ENVIRONMENTAL SUSTAINABILITY AND ENERGY TRANSITION INTEGRATION, DIVERSIFICATION, FLEXIBILITY AND TECHNOLOGY OPERATIONAL AND FINANCIAL EFFICIENCY STI PLAN Economic and financial results (25%) √ √ Operating results (25%) √ √ √ Environmental sustainability and human capital (25%) √ √ √ Efficiency and financial soundness (25%) √ √ LTI PLAN Normalised TSR (25%) √ √ Organic Free Cash Flow (40%) √ √ Decarbonisation (10%) √ √ √ Energy transition (15%) √ √ Circular economy (10%) √ √ √ VALUE CREATION FOR SHAREHOLDERS AND OTHER STAKEHOLDERS TABLE 6 – OUR GOVERNANCE PRACTICES WHAT WE DO • Variable incentive plans linked to measurable and predetermined, financial and non-financial, targets, consistent with the Strategic Plan • Pay mix of executive roles characterized by significant long-term components • Performance assessed both in absolute terms and in comparison with industry peers • Long-term incentive vesting periods of no less than 3 years, and lock-up clauses for share-based instruments • Malus and clawback clauses in the event of error, bad faith or serious, intentional violations of laws, regulations or of the Code of Ethics and Company rules • Structured engagement plan to respond to the expectations and feedback of our shareholders WHAT WE DON’T DO • No remuneration higher than national and international market benchmarks • No forms of variable remuneration for Non-Executive Directors • No extraordinary incentives for the CEO/GM • No severance package that exceeds the limits set for by labour agreements and applicable law • No benefits of excessive value, limited to healthcare and pension benefits

ENI REPORT ON THE 2023-2026 REMUNERATION 16 POLICY AND REMUNERATION PAID 2022 TABLE 7 – 2023-2026 REMUNERATION POLICY SUMMARY MARKET BENCHMARKS AND FIXED REMUNERATION REMUNERATION STRUCTURE AND MARKET NCHMARKS PURPOSE AND CONDITIONS Attract and retain individuals of high managerial standard, and motivate them to achieve sustainable long-term objectives CRITERIA AND PARAMETERS Remuneration Policy for the 2023-2026 term retains the same maximum amount as in the 2020-2023 Policy (adjustable). Chief Executive Officer (CEO): Eni remuneration Peer Group formed exclusively of European companies belonging to the Energy and Utilities benchmark sectors and other comparable industrial sectors (Shell, TotalEnergies, BP, Repsol, Equinor, OMV, RWE, Iberdrola, E.ON, ENGIE, Enel, BASF, Bayer, Rio Tinto, Anglo American, Volkswagen, Vodafone, Siemens). Managers with strategic responsibilities (MSRs): roles of the same level of managerial responsibilities in industrial corporations at national and international levels. FIXED REMUNERATION PURPOSE AND CONDITIONS Reward skills, experience and responsibility CRITERIA AND PARAMETERS Chief Executive Officer (CEO): Maximum fixed remuneration is set at the same levels in the 2020-2023 term, and can be reduced based on delegated owers assigned over the term, positions held and type of employment relationship, in line with professional profile and experience of the candidate. Managers with strategic responsibilities (MSRs): Fixed remuneration is based on the role assigned potentially adjusted to median market remuneration level. MAXIMUM AMOUNTS CEO: Max. fixed remuneration: €1,600,000 SHORT-TERM AND LONG-TERM INCENTIVE PLANS SHORT-TERM INCENTIVE PLAN (PLANS WITH MALUS/CLAWBACK MECHANISMS) PURPOSE AND CONDITIONS Motivate managers to achieve annual budget targets in a perspective of medium/long-term sustainability CRITERIA AND PARAMETERS 2023 targets for CEO: 1) Economic and financial results: EBT (12.5%); organic Free Cash Flow (12.5%); 2) Operating results: production of hydrocarbons (12.5%); incremental installed capacity of renewables (12.5%); 3) Environmental sustainability and human capital: upstream GHG net emissions Scope 1 and Scope 2 equity (12.5%); Severity Incident Rate (12.5%); 4) Efficiency and financial strength: ROACE (12.5%) and Net Debt/EBITDA (12.5%). 2023 targets for MSRs: Business and individual targets set on the basis of those assigned to the CEO/GM and the responsibilities assigned to them. Assessment • Performance scale: 70-150 points (target=100); • below 70 points the performance is considered to be equal to zero; • the minimum incentive threshold is equal to overall performance of 85 points; • possible application to the performance score of an adjustment coefficient of 1.1 for operations and/or results of particular strategic significance (with a maximum score of no more than 150 points) or of 0.9 for adverse scenarios and extraordinarily negative economic-financial results (with a minimum score of no less than 85 points). Incentive level and deferral • Incentive base: defined as a percentage of fixed remuneration, and differs depending on the level of assigned role; • Incentive vested: between 85% and 150% of incentive base, made up of a portion paid annually (65%) and a deferred portion (35%) determined as a function of the average of Eni annual performance results over the three-year deferral period, between 28% and 230% of the awarded deferred portion. MAXIMUM AMOUNTS CEO: • Incentive base: max amount equal to 150% of fixed remuneration. Payable annual amount: • threshold of 83% of fixed remuneration; • target 98% of fixed remuneration; • max 146% of fixed remuneration. Payable deferred portion: • threshold of 38% of fixed remuneration; • target 68% of fixed remuneration; • max 181% of fixed remuneration. MSRs: • Incentive base: up to a maximum of 100% of fixed remuneration. • Payable annual amount: up to a maximum of 98% of fixed remuneration. • Payable deferred portion: up to a maximum of 121% of fixed remuneration. 2023-2025 LONG-TERM EQUITY-BASED INCENTIVE PLAN (PLANS WITH MALUS/CLAWBACK MECHANISMS) PURPOSE AND CONDITIONS Encourage long-term value creation for shareholders and sustainability

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 17 CRITERIA AND PARAMETERS Number of shares awarded Determined by the ratio between the monetary value and the price of the award, calculated as the average of the daily prices recorded in the four months before the month in which the Board approves the award. Performance parameters over a 3-year period 1) 25% Market objective: linked to the Total shareholder Return (relative); 2) 40% Economic and financial objective: Organic Free Cash Flow (absolute); 3) 35% Environmental Sustainability and Energy Transition objectives (absolute), structured as follows: 3.1) 10% Decarbonization Objective: upstream GHG net emissions Scope 1 and Scope 2 equity; 3.2) 15% Energy Transition Objective: development of electricity generation capacity from renewables and biojet fuel production capacity; 3.3) 10% Circular Economy Objective: vertical integration of agribusiness. Performance measurement over a 3-year period • Relative parameters (TSR): measured against the Peer Group formed of six European energy companies (Shell, TotalEnergies, BP, Repsol, Equinor, OMV) • Absolute parameters (FCF, Decarbonization, Energy transition and Circular economy): measured against targets set in the Strategic Plan Number of shares granted at the end of the vesting period Determined as a function of performance over 3 years applying a variable multiplier between 40% (threshold) and 180% of the number of awarded shares. Restriction period For managers still in service, 50% of the shares awarded at the end of the vesting period are to remain restricted for 2 years from the granting date; for the CEO/GM, this would be equivalent, in the event of shares awarded annually equal to the value of the LTI granted, to a shareholding objective (achievable within 2 years) equal to 1.5 times the fixed remuneration. MAXIMUM AMOUNTS CEO: • Value of awarded shares: up to a max amount equal to 150% of total fixed remuneration. • Value of granted shares: - threshold of 60% of fixed remuneration; - target 183.75% of fixed remuneration; - max 270% of fixed remuneration. MSRs: • Value of granted shares: depending on the level of the role, up to 75% of fixed remuneration. • Value of granted shares: depending on the level of the role, up to 135% of fixed remuneration. NB: the monetary values are net of the impact of any changes in the stock price. OTHER TREATMENTS NON-MONETARY BENEFITS PURPOSE AND CONDITIONS Retain managers in the Company CRITERIA AND PARAMETERS Benefits, mainly insurance and welfare related, defined in national collective bargaining agreement and in supplementary company level agreements (including GM and MSRs): • Supplementary pension scheme • Supplementary healthcare scheme • Insurance • Car for business and personal use PAYMENTS DUE IN THE EVENT OF TERMINATION OF OFFICE OR EMPLOYMENT PURPOSE AND CONDITIONS Protect the Company from potential litigation and/or competitive risks associated with terminations without just cause CRITERIA AND PARAMETERS Payments due in the event of termination of the CEO office or the employment relationship as GM/MSRs: To be defined based on position and work relationship, according to the following criteria: • administrative office (CEO) - an indemnity in the event of non-renewal of the office or early termination without just cause, as well as resignation prior to the expiry of the term justified by a reduction of delegated powers; • executive employment relationship (GM/MSRs) - an indemnity in the event of consensual termination set in accordance with the Company parameters and policy, within the limits of the protections laid down by national collective bargaining agreement for senior managers(a). Indemnities are not due in the event of dismissal for “just cause” and resignation not justified by a reduction of delegated powers. Non-compete agreement MSRs Optional agreement to protect the Company’s interests, with payment based on the extension of period and commitments undertaken. Non-compete agreement MSRs Only for cases of termination presenting high-competitive risks relating to the nature of the position; payment based on current remuneration levels and the extension of period and commitments undertaken. MAXIMUM AMOUNTS Indemnity CEO/GM: • CEO: max 2 years of fixed remuneration • possible executive work relationship GM: max 2 years of fixed remuneration and short-term incentive Possible payment for non-compete agreement CEO: • fixed component: max 1 year of fixed remuneration; • variable component: based on the average performance of the previous 3 years: 0 for performance below the target; €500,000 for target performance; €1,000,000 for maximum performance. The fee for the option cannot be higher than €300,000. Indemnity MSRs: payments defined within the limits of the protection laid down by national collective bargaining agreements(a). (a) In cases of termination not due to just cause, protections laid down by national collective bargaining agreements provide for up to a maximum of 36 months of total remuneration (fixed remuneration, short- and long-term variable incentives, benefits), including the amount due by way of notice indemnity (equal to a minimum of 6 months, up to a maximum of 12 months, depending on seniority).

ENI REPORT ON THE 2023-2026 REMUNERATION 18 POLICY AND REMUNERATION PAID 2022 RESULTS OF SHAREHOLDERS’ VOTE The Shareholders’ Meeting of May 13, 2020, in accordance with the provisions of applicable regulation, approved the Remuneration Policy for the 2020-2023 term. The percentage of participants voting in favour was 95.28%, while the subset of institutional investors voting in favour came to 89.92%. The average approval rate of Eni’s Remuneration Policy therefore remains at around 90% for both categories. As regards the non-binding shareholders’ vote on the second section of the Report, as issued by the Shareholders Meeting of May 11, 2022, the percentage of participants voting in favour came to 92.81%, while the subset of institutional investors voting in favour was 86.55%. Sec. I – 2016-2020 Shareholders’ vote on the Policy For Against Abstaining 2016 2017 2018 2019 INSTITUTIONAL INVESTORS (% voting) 2020-2023 96.76 96.33 80.46 96.78 95.28 2016 2017 2018 2019 2020-2023 93.39 92.97 64.23 93.96 89.92 5.63 5.83 35.57 5.91 8.43 0.98 1.20 0.20 0.12 1.65

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 19 The votes achieved highlight the efficacy of the Remuneration Policy in supporting the corporate strategy and the use of constant and open dialogue with the market.(% voting) INSTITUTIONAL INVESTORS (% voting) (% voting) INSTITUTIONAL INVESTORS 96.23 2.70 1.07 91.95 5.75 2.30 2020 62.17 37.65 0.18 2021 2020 19.90 79.73 0.37 2021 86.55 12.76 0.69 2022 92.81 6.82 0.37 2022 For Against Abstaining For Against Abstaining

ENI REPORT ON THE 2023-2026 REMUNERATION 20 POLICY AND REMUNERATION PAID 2022 This Section will be subject to a binding vote during the Shareholders’ Meeting of May 10, 2023, according to the provisions of the applicable legislation. The Policy described in this section has a three-year duration (2023-2026), in line with the length of the term of the Board of Directors. (13) For more information regarding the Eni corporate governance system, please refer to the “Corporate Governance and Shareholdings Structure Report” published in the “Corporate Governance” section of the Company website. CORPORATE GOVERNANCE Bodies and parties involved The Remuneration Policy of members of the Eni Board of Directors, Board of Statutory Auditors, as well as Chief Operating Officers and Managers with strategic responsibilities, is defined in accordance with the provisions of law and the By-laws, according to which: • the Shareholders’ Meeting determines the remuneration of the Chairman and other members of the Board of Directors as well as the remuneration of the members of the Board of Statutory Auditors, at the time they are appointed and for the entire duration of their term (Art. 2389 (1) of the Italian Civil Code and Art. 26 of Eni By-Laws, Art. 2402 of the Italian Civil Code); • the Board of Directors determines the remuneration of the Directors with delegated powers and of those who participate in Board Committees, after examining the opinion of the Board of Statutory Auditors (Art. 2389 (3) of the Italian Civil Code). In line with Eni’s corporate governance system13, the Board is responsible for: • approving the Remuneration Policy described in the first section for members of the Board of corporate bodies, Chief Operating Officers and Managers with strategic responsibilities; • defining the Company’s targets and approving the Company’s performance thereby determining the variable remuneration of eligible Directors with delegated powers; • subject to a proposal of the Chairman in agreement with the Chief Executive Officer, defining the remuneration structure of the Group Head of Internal Audit in accordance with the remuneration policies of the Company, on receipt of a favourable opinion from the Control and Risk Committee and having examined the opinion of the Board of Statutory Auditors. In line with the recommendations of the Italian Governance Code, the Board of Directors is supported, by a Committee of independent Non-Executive Directors (the Remuneration Committee) which makes proposals and provides advice on all remuneration issues. The Remuneration Policy is approved by the Board, acting on a proposal of the Remuneration Committee, and is examined by the Shareholders’ Meeting, which is called to express a binding vote on the matter with the frequency required by the duration of the Policy, and in any case at least every three years or in the event of changes. The Board of Directors ensures that the remuneration paid and accrued is consistent with the principles and criteria defined in the Policy, in light of the results achieved and other circumstances relevant to its implementation (Principle XVII of the Governance Code). Section I – Remuneration Policy for the 2023-2026 term Compliance of Policy with provisions of law and By-laws

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 21The Shareholders’ Meeting is required to express an advisory vote on the second section of the Report, devoted to remuneration paid during the year to Directors, Statutory Auditors, Chief Operating Officers and, in aggregate, Managers with strategic responsibilities. (14) https://www.eni.com/en_IT/company/governance/remuneration.page. Engagement on Remuneration Policy At Eni, we develop interaction with our shareholders and institutional investors regarding remuneration policies, since we are aware of the importance of involving shareholders in the process of defining and monitoring the actual implementation of the Remuneration Policy for Directors and Managers with strategic responsibilities, also as recognised by lawmakers when transposing the guidelines contained in the SRD II. In this context, the analysis of the shareholders’ vote carried out by Eni since 2012 plays an important role, since it draws particular attention on the voting trends of minority shareholders. With reference to the “Policy for managing dialogue with investors”, approved by the Board of Directors, an annual engagement plan is defined for the main institutional investors and the leading proxy advisors, in support of the Policy proposals to be submitted for examination to the Shareholders’ Meeting. The plan is ordinarily implemented through two rounds of meetings, in autumn and spring, with possible additional consultations on specific topics. The Chairman of the Remuneration Committee may attend the meetings in order to underscore the importance of direct communication with the market in relation to issues relevant to the Committee. The Committee is constantly informed about the activities to implement the annual engagement plan and the related outcomes. The Committee also provides the Board of Directors with adequate information on developments in the engagement on remuneration issues, also in the framework of periodic information on relevant issues addressed during its meetings, with the support of the competent Investor Relations function. The Committee also reports on its procedures at the annual Shareholders’ Meeting by way of the Committee Chairman or other designated member. This activity is performed through a number of tools and communication channels, including: the organisation of periodic meetings and conference calls; the Shareholders’ Meeting as a concluding assessment of past interactions; and the provision of comprehensive, detailed information on our website. Full information regarding remuneration of Directors and management is regularly updated and made available under “Remuneration”14 in the “Company/Governance” page of the Company website. Eni Remuneration Committee Composition, appointments and tasks The Eni Remuneration Committee was first established by the Board of Directors in 1996. Its composition and appointment, remit and operations, in line with the recommendations of Adoption of an Engagement Plan Composition and role of the Remuneration Committee

ENI REPORT ON THE 2023-2026 REMUNERATION 22 POLICY AND REMUNERATION PAID 2022 the Governance Code, are governed by specific Rules approved by the Board of Directors and published on the Company website15. The Committee is composed of three Non-Executive Directors, all of whom meet the definition of independence as set out in Italian law and the Italian Governance Code and all possessing adequate knowledge and experience of financial matters or remuneration policies, as assessed by the Board at the time of their appointment, as recommended (for at least one member of the Committee) by the Italian Governance Code16 (Recommendation no. 26). Below are details of the composition and meetings of Committee in 2022. The Head of Human Capital & Procurement Coordination of Eni acts as Secretary to the Committee, with the help of the Head of Compensation & Benefits, assists the Committee and its Chairman in the performance of their activities. The Committee assists the Board of Directors with preparatory, consultative and advisory functions in accordance with the By-laws and the Governance Code (Principle XVI and Recommendation no. 25, letters a), b), c) and d): • submits to the Board of Directors for its approval the “Report on remuneration policy and remuneration paid” and, in particular, the remuneration policy for members of corporate bodies, General Managers and managers with strategic responsibilities, without prejudice to provisions of Art. 2402 of Italian Civil Code, to be presented to the Shareholders’ Meeting called to approve the financial statements, as provided for by the applicable law; • presents proposals and expresses opinions for the remuneration of the Chairman of the Board of Directors and the Chief Executive Officer, covering the various forms of compensation and benefits awarded; • presents proposals and expresses opinions for the remuneration of the members of the Board committees; • having examined the Chief Executive Officer’s indications, presents proposals for general criteria for the remuneration of Managers with strategic responsibilities; annual and Long- Term Incentive Plans, including equity-based plans; establishing performance targets and assessing performance against them, in connection with the determination of the variable portion of the remuneration for Directors with delegated powers and with the implementation of the approved incentive plans; • periodically evaluates the adequacy, overall consistency and actual implementation of the adopted Policy and assesses, in particular, the actual achievement of performance objectives, formulating proposals on the matter to the Board; • examines and monitors the results of the engagement activities carried out in support of Eni Remuneration Policy, within the terms set forth in the engagement policy approved by the Board. In addition to performing its functions, the Committee shall deliver opinions on any remuneration transactions eventually required by the current Company procedure in respect of transactions with related parties17, within the conditions laid down in the same procedure. The Committee reports at the first available meeting of the Board of Directors on the most significant issues addressed by the Committee during the meetings. It also reports to the Board on its activities at least every six months and no later than the time limit for the approval of the Annual Report and the Interim Report, at the Board meeting designated by the Chairman of the Board of Directors. (15) The rules of the Remuneration Committee are available in the “Corporate Governance” section of the Company’s website. (16) See press release of May 14, 2020 available on the Company website. (17) With reference to the Management System Guideline “Transactions with interests of Directors and Statutory Auditors and transactions with related parties”, adopted for the first time, in implementation of the Consob regulations, on November 18, 2010. For more information, see the 2022 Corporate Governance and Shareholdings Structure Report, available on the Company’s website. Tasks of the Remuneration Committee

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 23 Operating procedures The Committee meets as often as necessary to fulfil its functions, as foreseen in its Rules, usually on the dates established in the annual meeting schedule approved by the Committee itself, and in the presence of at least the majority of its current members. The Chairman of the Committee calls and chairs the meetings; in case of absence or impediment, the meeting is chaired by the oldest attending member. The Committee decides with an absolute majority of those present. The Committee Secretary, who may be assisted in this function by staff of Human Capital & Procurement Coordination, produces the minutes of the meetings. Members of the Board of Statutory Auditors and the Magistrate of the Court of Auditors may attend the Committee meetings. Upon invitation of the Chairman of the Committee, the Chairman of the Board of Directors and/or the Chief Executive Officer may attend specific meetings; as well as other Directors, after having heard the Chairman of the Board. No Director and, in particular, no Director with delegated powers, may take part in meetings of the Committee during which Board proposals regarding their remuneration are being discussed (Recommendation no. 26), unless the proposals regard all the members of the Committees established within the Board of Directors. Moreover, upon invitation of the Chairman of the Committee, and having informed the Chief Executive Officer, other members of the Company structure, for their own competence, may be invited to participate in the meeting on specific items of the agenda. The provisions applicable to the composition of the Committee shall remain applicable where the Committee is called upon to perform the duties required under the procedure for related-party transactions adopted by the Company. The Committee has the right to access information and Company functions as necessary to perform its duties, and to make use of external independent consultants, within the terms of the Rules and the limits of the budget set by the Board of Directors (Recommendation no. 17). Activities performed in 2022 and planned for 2023 In 2022, the Remuneration Committee met a total of 7 times, with an average attendance of 100% of its members and an average duration of 2 hours. Documentation relating to the items on the agenda was transmitted to Committee members in compliance with the terms and deadlines provided for in the Committee Rules. At least one member of the Board of Statutory Auditors participated in each meeting, with the constant attendance of the Chairwoman of the Board of Statutory Auditors as well. At the invitation of the Chairwoman of the Committee, Managers of the Company and advisors participated in specific meetings, to provide information and clarifications requested by the Committee to pursue the analysis conducted. The Committee scheduled 4 meetings for the first four months of 2023, 3 of which have already been held as of the date of approval of this Report. Subsequent meetings will be planned by the new Committee following renewal of the corporate bodies. The main activities pursued by the Committee in the year are shown below, with an indication of the main initiatives planned for this year, in line with its annual activity plan.TABLE 8 – COMPOSITION OF THE COMMITTEE(a) Nathalie Tocci (Chairwoman) Karina Litvack(b) Raphael Vermeir(b) 7 meetings in 2022 Average duration: 2 h (a) Composition following renewal of corporate bodies (Board of Directors’ decision of May 14, 2020 as announced in the press release of the same date). The Committee is entirely composed of Non-Executive independent Directors, pursuant to law and Corporate Governance Code. (b) Directors Litvack and Vermeir have been appointed from the minority slate.

24 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 GOVERNANCE In the first part of 2022, in implementation of the recommendations of the Governance Code, the Committee conducted its periodic evaluation on the adequacy, overall consistency and actual implementation of the Remuneration Policy as implemented in 2021, for Directors and Managers with strategic responsibilities. The Committee analysed, over several sessions, the 2022 Report on Remuneration Policy and remuneration paid for the purpose of subsequent approval by the Board and presentation to the Shareholders’ Meeting of May 11, 2022, invited to vote only on a non-binding resolution on the second section, considering that the Policy, in consideration of the three-year duration of the policy approved in 2020. For the purpose of preparing for the shareholders’ meeting, the Committee examined the voting recommendations issued by the leading proxy advisors and the voting projections prepared with the support of leading consulting firms. In the second part of the year the Committee reviewed the analysis of the results of the 2022 Shareholders’ Meeting as compared with the results of the leading Italian and European corporations and with those of the companies within the relevant Peer Group. Lastly, the Committee periodically monitored developments in the legislative framework and market standards concerning the reporting of remuneration-related information, in order to receive useful indications for the preparation of the Remuneration Policy and this Report. COMPENSATION With regard to issues concerning the implementation of remuneration policies, in 2022 the Committee performed the following activities: • verification of the Company’s 2021 results for the purpose of implementing the Short- and Long-Term Variable Incentive Plans, using a predetermined gap analysis method approved by the Committee in order to neutralise the positive or negative impact of exogenous factors and enable the objective assessment of the performance achieved; • definition of 2022 performance targets relevant to the variable incentive plans; • definition of proposals for the implementation of the Short-Term Incentive Plan with Deferral for the Chief Executive Officer and General Manager; • finalising the implementation proposal (2022 award) of the 2020-2022 Long-Term Share Incentive Plan for the Chief Executive Officer and General Manager and key management personnel, and preparation of related guidelines. The Committee also launched the examination of the Remuneration Policy Guidelines for the new term of the Board. These activities were completed at the start of the current financial year with the submission to the Board of the proposals concerning this Report and the new 2023-25 Equity-based Incentive Plan, for the purpose of subsequent approval by the Shareholders’ Meeting. In implementation of the Policy approved by the Shareholders’ Meeting, following the renewal of the corporate bodies, the Committee will submit to the Board proposals on remuneration of Directors with delegated powers and on the additional remuneration of NonExecutive Directors for participation on Board Committees that will be established by the Board itself. leading institutional investors and proxy advisors (2nd round). TABLE 9 – ANNUAL CYCLE OF REMUNERATION COMMITTEE ACTIVITIES 1ST QUARTER JANUARY-MARCH 2ND QUARTER APRIL-JUNE GOVERNANCE GOVERNANCE • Periodic assessment of the Policy adopted in the previous financial year. • Preparation of the Remuneration Report. • Assessment of the recommendations and voting projections and presentation of the Remuneration Report to the Shareholders’ General Meeting. COMPENSATION COMPENSATION • Assessment of remuneration comparative studies for the purposes of defining and/or evaluating the Remuneration Policy Guidelines. • Definition of the targets related to the Variable Incentive Plans. • Verification and implementation of the existing STI Plan. • Verification of the existing LTI Plan. ENGAGEMENT ENGAGEMENT • Assessment of the outcomes of engagement activities with leading institutional investors and proxy advisors (1st round). • 2nd round of meetings with institutional investors and proxy advisors. • Assessment of the outcomes of engagement activities with leading institutional investors and proxy advisors (2nd round).

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 25 ENGAGEMENT During 2022, the Committee engaged in intense dialogue with institutional investors and the leading proxy advisors to clarify the reasons for their vote in 2021 and to promote renewed support in 2022, according to the information already widely discussed in the previous Report, closing, in spring, the second round of meetings planned with the main institutional investors (representing over 9% of the total share capital) and proxy advisors. The vote last year during the shareholders’ meeting confirmed the positive feedback received during the meetings. In line with its programme of activities, in the fourth quarter of 2022 the Committee launched the assessment and implementation of the annual engagement plan with institutional investors and proxy advisors in light of the 2023 season of shareholders’ meetings. The first round of meetings, mainly held in person in November and December, involved Eni’s top investors, representing around 11% of Eni’s share capital, equal to over 26% of the institutional investors identified, as well as the leading proxy advisors, and involved the assessment of the main elements for the definition of the new 2023-2026 Remuneration Policy, including in response to the indications received from the market. In particular, the topics examined concerned the review of the remuneration and performance Peer Groups, with an exclusive focus on Europe, and the update of the performance parameters of the new Equity-Based LongTerm Incentive Plan, in line with the strategic guidelines of the Company. During the meetings, conducted by Chairwoman of the Committee, there was wide appreciation for the hypotheses in question, with confirmation of a positive assessment of the solidity and overall balance of Eni’s Remuneration Policy. Following publication of this Report, implementation of the 2023 Engagement Plan will continue, through the second round of meetings, with the aim of ensuring better understanding of the contents of the proposals that will be submitted for examination to the Shareholders’ Meeting scheduled for May 10. JULY-SEPTEMBER 4TH QUARTER OCTOBER-DECEMBER GOVERNANCE GOVERNANCE • Benchmark analysis of the results of the vote of the Shareholders’ Meeting on remuneration issues. • Monitoring of the regulatory framework and of the voting policies of leading institutional investors and proxy advisor. • Assessment of governance and reporting practice in relation to remuneration. COMPENSATION • Implementation of the existing LTI Plan. ENGAGEMENT • Definition of the Annual Engagement Plan. • 1st round of meetings with institutional investors and proxy advisors

26 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 2023-2026 Remuneration Policy approval process (18) For more information on the Code of Ethics, please refer to the Corporate Governance and Shareholdings Structure Report 2022, available on the Company/Corporate Governance website. (19) Policy approved by the Board of Directors on July 28, 2010. In the exercise of its powers, the Remuneration Committee defined the structure and contents of the Remuneration Policy, forthe purpose of preparing this Report, specifically at the meetings held on January 27, February 28 and March 8, 2023, accordance with the recommendations of the Governance Code. In taking its decisions, the Committee reviewed the appropriateness, overall consistency and effective implementation of the 2022 Policy. Forthe purpose of preparing the Policy,the results ofthe monitoring ofthe legislative framework and governance practices on executive remuneration were assessed, with particular regard to developments in the guidelines of institutional investors and feedback received during the engagement meetings held. Lastly, the Committee considered comparative remuneration studies prepared by independent international consultants (Willis Towers Watson, Korn Ferry and Mercer). The 2023-2026 Eni Remuneration Policy for Directors, Auditors and other Managers with strategic responsibilities was approved by the Board of Directors, acting on a proposal of the Remuneration Committee, at its meeting of March 16, 2023, at the same time as the approval of this Report. The 2023-2026 Policy does not allow for any derogations in the implementation phase. Future revision needs will therefore be submitted by the Board, acting on a proposal of the Remuneration Committee, for approval by the Shareholders’ Meeting. The implementation of remuneration policies approved by the shareholders is carried out by corporate bodies delegated to do so, with the support of the competent corporate functions. PURPOSE AND GENERAL PRINCIPLES OF THE REMUNERATION POLICY Purpose The Eni Remuneration Policy contributes to pursuing the Company’s strategies, with incentive structures tied to financial, business, environmental and social sustainability, energy transition goals, as well as operational and individual development objectives, with a view to the achievement of long-term business performance, taking account of the interests of all stakeholders. Eni’s Remuneration Policy is also consistent with the governance model adopted by the Company and the recommendations of the Corporate Governance Code, in particular providing that the remuneration of Directors, members of the Board of Statutory Auditors, General Managers and Managers with strategic responsibilities is functional to the pursuit of the sustainable success of the Company and reflects the need to have, retain and motivate people whit the skills and professionalism deemed suitable for the role assigned (Principle XV of the Governance Code). Eni’s Remuneration Policy contributes to achieving the Company’s mission, towards: •  promoting actions and behaviours reflecting the Company’s values and culture, consistent with the principles of plurality, equal opportunity, enhancement of individuals’ knowledge and skills, fairness, integrity and non-discrimination, as described in the Code of Ethics18 and Eni Policy “Our people”19 in line with the objectives of the United Nations and according to the principle of “equal pay for equal work”;Policy consistent with recommendations of the Governance Code No derogation envisaged Connection with the Company’s strategies Consistency with recommendations of the Governance Code

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 27 •  recognising roles and responsibilities, results, and the quality of professional contribution, with fair references based on the role and able to support a decent standard of living, higher than the legal or contractual minimums in force, as well as the minimum wages of local markets. General principles In pursuing the above, the remuneration of Directors and key Executives is defined in line with the following principles and criteria: Policy length The Eni Policy has a three-year length, coinciding with the term of the Board of Directors, to allow for its effective implementation in support of the medium/long-term corporate strategies. Remuneration of executive roles CEO/GM and MSRs Total remuneration packages aim for consistency with standard market values applicable for positions or roles of similar level of responsibility and complexity, based on panels of relevant national and international comparators, also in terms of industry and company size, that were developed through benchmarking analysis carried out by international remuneration advisors (Recommendation no. 25). The remuneration package is appropriately balanced between a fixed and a variable component, in relation to the strategic objectives and the risk management policy of the Company, taking due account of the risk profile of the business and of the sector of activity (Recommendation no. 27, letter a). Executive roles with the greatest influence on business performance are characterised by variable remuneration containing a significant percentage of incentive components, particularly long-term awards (Recommendation no. 27, letter a), while the vesting period and/or incentive deferral period are defined over a period of at least three years, in line with the long-term nature of the business activities performed and with the associated risk profile (Recommendation no. 27, letter d). Remuneration structure The fixed component is consistent with role and/or responsibilities, as well as adequate in the event of non-payment of the variable component. The variable component in defined within maximum limits (Recommendation no. 27, letter b) and is aimed at aligning remuneration with performance. Non-monetary benefits are determined in line with relevant market comparators, consistent with local regulation, in order to complete and enhance the overall remuneration package, taking account of the roles and/or responsibilities, and allowing for relevant social security and insurance components. To the extent that additional payments may be awarded upon termination of employment and/or term of office for executive roles, and that non-compete agreements may apply for roles at greater risk of “poaching”, these are defined in terms of either a maximum amount or number of years of remuneration, in line with the remuneration received and the performance achieved (Recommendation no. 27, letter f), and in compliance with the protections set for by the collective bargaining agreements, if applicable. Variable incentive systems Financial and non-financial targets related to short- and long-term variable remuneration, including equity-based compensation, are defined in a manner consistent with the four-year Strategic Plan and with the expectations of shareholders and stakeholders, in order to foster a strong results oriented focus and combine operational and financial soundness with social and environmental sustainability (Principle XV e Recommendation no. 27, letter c). Targets Three-year policy Consistency with market benchmark Proper balance between fixed and variable remuneration Fixed remuneration Variable remuneration Non-monetary benefits Severance indemnities and non-compete agreements Target defined in line with the Strategic Plan and with the expectations of shareholders and stakeholders

28 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 are defined in advance, measurable and mutually complementary in order to fully capture the priorities that underpin the Company’s overall performance. These targets are defined so as to ensure: •  annual performance assessment, on the basis of a balanced scorecard that values the overall business and individual performance, defined in relation to targets specific to each area of responsibility, and for those in charge of internal audit responsibilities, in line with their specific assigned role; •  the definition of Long-Term Incentive Plans that allow Company performance to be evaluated both in absolute terms, i.e., based on the capacity to generate sustained growth in profitability, and in relative terms compared with a Peer Group, by way of a ranking against Eni’s main international competitors. Share-based compensation plans are designed to ensure alignment with shareholders expectations over the medium-to-long-term, by way of: three-year vesting periods, linkage with predetermined and measurable performance targets, the provision of a withholding period that applies to a proportion of share awards of at least 2 years (Recommendation no. 28). Variable remuneration paid pursuant to a detailed assessment process that verifies actual performance against assigned targets, net of the effects of exogenous variables such as the commodity price scenario and exchange rate or events which by their nature can alter performance, such as factoring or portfolio extraordinary transactions. The results verification process is based on a variance analysis method approved by the Remuneration Committee. The adoption, with specific rules approved by the Board of Directors, acting on a proposal of the Remuneration Committee, of mechanisms that, on conditions determined and expressly referred to in the Plan Regulations, provide for: •  the restitution of the variable component of remuneration, if already paid and/or granted (clawback); •  the withholding/withdrawal of the variable components of remuneration, already vested or granted (malus). These mechanisms shall apply in cases when the incentives (or the rights thereto) have vested based on data that subsequently proved to be manifestly misstated (Recommendation no. 27, letter e), or in cases of wilful alteration of the same data. The same mechanisms shall apply in cases of termination for disciplinary reasons, including serious and intentional violations of law and/or regulations, the Code of Ethics or Company rules, without prejudice to any action allowed under law for the protection of the Company’s interests. The Policy provides that the activation of recoupment claims (or withdrawal of incentives awarded but not yet paid) must take place, once appropriate verification has been completed, within three years of payment (or award) in cases of error, and within five years in cases of deliberate intent to defraud. Remuneration of the chairman and Non-Executive Directors Remuneration of Non-Executive Directors is commensurate with competence, professional qualification and effort required for the tasks assigned and participation on Board Committees set up in accordance with the By-laws (Recommendation no. 29), taking account of relevant market benchmarks, also considering comparable overseas experience; appropriateEquity-based remuneration plans Results assessment process Clawback and Malus clauses

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 29 differentiation between the remuneration afforded to Committee Chairmen, and that of other Committee Members, considering the different roles respectively held regarding coordination of work and relationships with Corporate bodies and managerial teams; Non-Executive Directors are not beneficiaries of variable incentive plans, including equity-based ones, unless decided otherwise by the Shareholders’ Meeting. Remuneration of the members of the board of Statutory Auditors Remuneration is commensurate with the role played and competence, professional qualification and effort required for participation in the meetings of the Board and Board Committees, taking account of relevant market benchmarks, also considering comparable overseas experience; appropriately differentiating between the remuneration of the Chairman and that of other Auditors, considering the coordination and liaison activities performed by the Chairman with other corporate bodies and functions (Recommendation no. 30). REMUNERATION POLICY FOR THE 2023-2026 TERM Defining criteria and main changes to the Policy The 2023–2026 Remuneration Policy for the Directors, Statutory Auditors, Chief Operating Officers and other Managers with strategic responsibilities was resolved by the Board of Directors on March 16, 2023 on the basis of the legislative references and the benchmarks made, as well as the advice of the institutional investors and proxy advisors, and, as for the previous Policy, it covers the entire period of the new term of office. The 2023-2026 Policy includes the confirmation of the maximum remuneration limits already provided for in the 2020-2023 term which may possibly be remodulated by the new Board of Directors in line with the positions and delegated powers conferred and with the profile of the designated persons. The 2023-2026 Policy includes the following main changes intended for an additional adjustment with respect to Eni’s energy transition and business transformation strategies and greater alignment with shareholder interests: •  Peer Group: differentiation of the remuneration and performance peer groups with a focus of both in the European context; •  IBT Plan with deferral: (i) use of the Free Cash Flow net of M&A operations in line with the parameter used in the LT Share Incentive Plan; (ii) replacement of the GHG Upstream emission intensity parameter with net Upstream emissions (Scope 1+2 equity), in line with the objective communicated to the market and to enhance the numerous emission reduction projects; (iii) introduction of performance assessment mechanisms, also in reduction in the case of adverse scenarios which lead to extraordinarily negative annual economic/financial results; •  2023-2025 share-based LTI plan: (i) elimination of the NPV parameter of proven hydrocarbon reserves, no longer in line with Eni’s long-term strategy, and an increase in the weight of the economic-financial objective; (ii) alignment of the decarbonisation parameter with that of the STI Plan with deferral (net Upstream Scope 1 and 2 equity emissions); (iii) Energy Transition objective strengthened with a view to decarbonisation of the Eni products, through integration of the indicator on the development of electricity generation capacity from renewables with the indicator of biojet fuel production capacity; (iv) Circular Economy objective focused on the vertical integration of the agribusiness for the production of biofuels for the Eni biorefineries; (v) strengthening of the shareholding policy with lengthening of the lock-up period from 1 to 2 years, in the interests of the shareholders and in line with the Corporate Governance Code.Confirmation of the limits of the current Policy Main changes in the 2023-2026 Policy

30 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 Connection with corporate strategies Through its short and long-term incentive systems, the Remuneration Policy supports the realization of the Company’s Strategic Plan, through the definition of targets able to promote the creation of sustainable value for shareholders and other stakeholders in the medium/ long-term. In particular, management’s actions are assessed: •  in a short-term horizon, in relation to a comprehensive and balanced framework of complementary targets, aimed at ensuring the profitability of the Company as a whole and operational efficiency, the implementation of the energy transition and decarbonisation path, through the incremental installed capacity relating to renewable sources and the reduction of net Upstream GHG emissions Scope 1 and Scope 2 equity, human safety as well as financial strength; •  in a medium/long-term horizon, with reference to equity-based performance (TSR) directly connected to shareholder interests, and in relation to a series of targeted results in absolute terms and characterised by the centrality of the economic/financial performance (Free Cash Flow), integrated by a significant focus on the strategic topics of decarbonisation, energy transition and circular economy. Market benchmarks and remuneration Peer Group For the Chief Executive Officer, the remuneration is assessed against the median value of the remuneration of CEOs of a remuneration Peer Group formed of 18 European companies operating in Eni’s benchmark sectors, taking account of the energy transition process and business transformation strategies. In particular, the companies of the new remuneration Peer Group were selected from the energy, utilities and other industrial sectors, comparable with Eni in relation to the business portfolio and/or the organizational size and business complexity. TABLE 10 – NEW CEO REMUNERATION PEER GROUP Company Country Business activities Energy Utility Chemical Mining Other 1 Shell UK/NL √ 2 TotalEnergies France √ 3 BP UK √ 4 Repsol Spain √ 5 Equinor Norway √ 6 OMV Group Austria √ 7 RWE Germany √ 8 Iberdrola Spain √ 9 E.ON Germany √ 10 ENGIE France √ 11 Enel Italy √ 12 BASF Germany √ 13 Bayer Germany √ 14 Rio Tinto UK √ 15 Anglo American UK √ 16 Volkswagen Germany √ 17 Vodafone UK √ 18 Siemens Germany √Short-term goals Long-term goals

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 31 For the Chairman and the Non-Executive Directors, the positioning of remuneration is assessed by comparing similar roles in the Top Italy Peer Group, which is composed of the main companies listed on the FTSE MIB (Assicurazioni Generali, Atlantia, Enel, Intesa Sanpaolo, Leonardo, Mediaset, Mediobanca, Poste Italiane, Prysmian, Snam, Terna, TIM, Unicredit). For Managers with strategic responsibilities, the positioning of remuneration is assessed by comparing roles of the same level of managerial complexity and responsibility within industrial corporations in national and international markets. Comparisons of remuneration have been conducted with the help of the advisory firms Willis Towers Watson, Korn Ferry and Mercer. (20) In consideration of the referral to this Report, in the 2022 Corporate Governance and Shareholdings Structure Report, which is available in the Corporate Governance section of the Company’s website, this information is being published in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Financial Intermediation (agreements between companies and directors, members of the control body or supervisory council which envisage indemnities in the event of resignation or dismissal without just cause, or if their employment contract should terminate as the result of a takeover bid). Employees‘ remuneration and working conditions Eni places its people at the heart of its business strategy and is constantly committed to promoting working conditions in line with the United Nations objectives of wage improvement, reduction of income inequality, promotion of decent job opportunities, gender, generational, ethnic equality etc. according to the “equal pay for equal work” principle. In particular, Eni applies a global integrated remuneration system to all its people, consistent with the reference markets and linked to company and individual performance, in compliance with local legislation. This system adopts remuneration references made up by the market median, guaranteeing fair and competitive remuneration with respect to the role and professional skills and always able to support a decent standard of living, higher than the mere subsistence levels and/or the legal or contractual minimums in force, as well as the market minimum wages, as highlighted by the indicators represented in the Summary. Eni also pays particular attention to the safety, well-being and quality of life of its people, as driving factors for the healthy growth of the Company. This is reflected in Eni’s ongoing commitment in the field of Welfare and in a wide offer of benefits and services in different areas: from health protection to social security coverage, from work and private life balance to training. Chairman of the board of Directors The 2023-2026 Remuneration Policy for the Chairman provides for a total maximum limit of €500,000, including emoluments as approved by the Shareholders’ Meeting and the fee that will be defined by the Board of Directors for any powers considering the qualifications of the designated person and the findings of the remuneration benchmarks. There is also a health and insurance coverage against permanent disability due to injury or illness contracted in the workplace or elsewhere. No specific severance payments are provided for the Chairman, nor do any agreements exist for indemnities in the case of resignation or early termination of office20.“Equal pay for equal work” principle A worldwide integrated remuneration system

32 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 Non-Executive Directors (21) This supplements the remuneration that will be established by the Shareholders’ Meeting on May 10, 2023 for the remuneration of Directors. (22) Information provided in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Financial Intermediation, as specified under note 20 above. The 2023-2026 Remuneration Policy for Non-Executive Directors and/or Independent Directors provides for the maintenance of the annual remuneration21 for participating on Board Committees in the 2020-2023 term; this can be adjusted following a change in the structure and number of Board committees and related work, taking account of remuneration benchmarks and the skills and qualifications required for the office: •  for the Control and Risk Committees, remuneration of €70,000 for the Chairman and €50,000 for other members; •  for the Remuneration Committee, remuneration of €50,000 for the Chairman and €35,000 for other members; •  for the Sustainability and Scenarios Committee, remuneration of €50,000 for the Chairman and €35,000 for other members; •  for the Nomination Committee, remuneration of €40,000 for the Chairman and €30,000 for other members. No specific severance payments are provided for Non-Executive Directors, nor do any agreements exist for indemnities in the case of resignation or early termination of office22. Board of Statutory Auditors The rules provide that the Remuneration Policy should also define the criteria for setting the remuneration for the Board of Statutory Auditors (pertaining to the Shareholders’ Meeting, pursuant to Art. 2402 of the Italian Civil Code). In particular, this remuneration should be defined in line with the competence, professional qualification and effort (number and average duration of meetings) required of office, in addition to the applicable market benchmarks, taking account of the size and complexity of the Company. Therefore, also taking account of Eni’s listing on the New York Stock Exchange, a proposal has been made for the 2023-2026 term to assess an increase in the remuneration in relation to the growing professional commitment of the Board of Statutory Auditors also associated with its activities as an Audit Committee for the purposes of SEC obligations. Chief Executive Officer and General Manager The Remuneration Policy for the 2023-2026 term takes the maximum remuneration limit as the total maximum remuneration provided for in the 2020-2023 term; this can be adjusted in relation to the tasks, delegated powers, qualifications and mix of skills/experience of the designated person, taking into account remuneration benchmarks. Fixed remuneration For Fixed Remuneration (FR) the maximum limit for the 2023-2026 term is unchanged at €1,600,000; this can be reduced in the event of changes of current offices and related powers, and also based on the qualifications of the designated person. This remuneration encompasses any emoluments due for participation in the meetings of the boards of directors of other Eni subsidiaries and/or shareholdings. Should the CEO be given the role of General Manager, with the related management relationship, the CEO will also be entitled to receive an allowance for travel, in line with the applicable provisions under the relevant national collective bargaining agreement for senior managers of industrial companies and with supplementary company-level agreements.

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 33 Variable remuneration: Short-Term Incentive Plan with deferral The Policy for the 2023-2026 term provides for the maintenance of a Short-Term Incentive Plan with deferral (STI Plan) with the same characteristics as the Plan envisaged in the 2020- 2023 Remuneration Policy. Performance conditions The STI Plan provides for a structure of annual targets distributed across four clusters of equal weighting, consistent with the guidelines defined in the Strategic Plan and balanced against the interests of the various stakeholders. In the Policy clusters, the Remuneration Committee proposes annually to the Board, the adoption of performance targets and parameters consistent with developments in company strategy from the perspective of medium/long-term sustainability. The value of each target is in line with the budgeted figure. The 2023 annual targets approved by the BoD on March 16, 2023 at the proposal of the Remuneration Committee, in the context of the defined policy clusters, are shown in Table 11. In particular: •  the indicators Earnings Before Taxes (EBT) and organic Free Cash Flow (FCF) are measures of Eni’s ability to ensure the profitability of our businesses and to provide sufficient cash flows to provide a return on investment and pay dividends, even in particularly challenging contexts. In this regard, Eni aims to accelerate the transformation strategy on one hand by increasing the resilience of traditional businesses and their ability to generate cash, and on the other by developing the energy transition businesses that are based on the integration of technologies, new business models and close collaboration with our stakeholders; the exclusion from the FCF of M&A transactions (organic FCF) is in line with the same parameter already adopted for the share-based LTI Plan; •  the indicators of hydrocarbon production and incremental installed capacity of Renewables make it possible to balance the development of the upstream business with the development objectives of renewable energy connected to the strategy of decarbonising operations and products; •  the Upstream GHG net emissions Scope 1 and 2 equity indicator (tCO2 eq.) reflects Eni’s commitment to reducing GHG emissions, in line with the medium/long-term objectives that will lead the Company to decarbonise all products and processes by 2050. Eni aims to eliminate the carbon footprint associated with its activities, which also involves the gradual reduction of Scope 1 and Scope 2 Upstream emissions; •  the indicator Severity Incident Rate (SIR) reflect Eni’s HSE priorities and the central importance of our commitment to individual safety. The prevention and risk minimization are Economic/financial results Operating objectives Environmental sustainability and human capitalTABLE 11 – 2023 TARGETS FOR THE SHORT-TERM INCENTIVE PLAN WITH DEFERRAL 2024 ECONOMIC AND FINANCIAL RESULTS (25%) OPERATING RESULTS (25%) ENVIRONMENTAL SUSTAINABILITY AND HUMAN CAPITAL (25%) EFFICIENCY AND FINANCIAL STRENGTH (25%) INDICATORS • Earnings Before Tax • Organic Free Cash Flow INDICATORS • Hydrocarbon production • Incremental installed renewable capacity INDICATORS • Upstream net GHG emissions Scope 1 and 2 equity • Severity Incident Rate INDICATORS • ROACE • Net Debt/EBITDA LEVERS • Upstream expansion • Strengthen Gas & Power operations • Resilience in downstream • Green business LEVERS • Fast track approach • Renewable energies development LEVERS • Decarbonisation • HSE and sustainability LEVERS • Capital discipline • Efficiency of operating costs and G&A • Optimisation of working capital

34 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 cornerstones of Eni’s operations in our commitment to achieving constant improvements in safety for all workers and to expressing this commitment in the process of assessing the performance of senior management. In particular, use of an SIR focuses Eni’s commitment on reducing serious injuries, given that it calculates the frequency of injuries over the number of hours worked, but weighted for the actual severity of the incident and assessing the management’s commitment for improving safety in the context of conduct, processes, hazardous situations and third-party activities, according to specific methodologies applied on certified data; •  the indicators ROACE and Net Debt/EBITDA measure the Company’s financial discipline and the quality of our financial structure and earnings, which translates into a careful selection of investments, into efficiency and cost control, and into a rapid return on investment. All of these efforts enable us to reinforce our resiliency even during economic downturns. Achievement of the targets is assessed net of any variable, exogenous effects (e.g., Oil & Gas prices or euro/dollar exchange rates) and in application of a predetermined method of gap analysis as approved by the Remuneration Committee. Incentive mechanisms and levels In line with the general Remuneration Policy principles, the STI Plan with deferral features the same characteristics as in the previous term, described below. Each target is predetermined and measured based on a performance scale of 70-150 points (target=100) in relation to the weight assigned to each (a score below 70 points implies a performance multiplier of zero). For purposes of the total incentive award, the minimum overall performance is 85 points. In consideration of the need to promote initiatives for developing the business and to further align the remuneration of the CEO/GM with shareholder interests, the option of applying a coefficient of 1.1 to the total score of the annual performance record is also confirmed for operations of particular strategic importance not foreseen in the budget and/or extraordinarily positive annual economic/financial results (with a maximum score for the performance record of no more than 150 points). Also provided for, in a similar manner, is the option of applying a coefficient of 0.9, reducing the final score in cases of adverse scenarios such as to determine extraordinarily negative annual economic/financial results (the performance record score may not be less than 85 points). These circumstances and any application and the corrective coefficient will be assessed by the Remuneration Committee, applying the criteria determined above and submitted for approval to the Board of Directors at the time Eni’s annual performance is assessed. The Total Incentive (TI) is calculated using the following formula: TI = FR x ITarget x M Where FR is total fixed remuneration and I Target is the incentive percentage at target performance level, set to 150% of total fixed remuneration for the Chief Executive Officer, and M is the multiplier related to the performance achieved, as shown in the chart below.Efficiency and financial strength Incentive mechanisms and levels unchanged

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 35 The total incentive is divided in: 1) an Annual portion (Iyear) equal to 65% of the total incentive, paid in the year following the year in which the performance was attained. The values of the Annual portion, depending on the performance achieved, are shown in the table below23. 2) a Deferred portion (ID) equal to 35% of the total incentive, subject to additional performance conditions in a three-year period and payable in the year after said period, as shown in the chart below. The deferred portion payable (IDE) is determined as follows: I DE = ID x MD Where MD is the final multiplier given by the average of the annual multipliers determined on the basis of the performance achieved by Eni in each year of the three-year period, as shown in the chart below. (23) The incentive values as a % of fixed remuneration shown in the table were calculated as follows: • Threshold: 83% = 65% x (150% x 85%) • Target: 98% = 65% x (150% x 100%) • Max: 146% = 65% x (150% x 150%) Annual incentive payable in the year Deferred incentive s CHART 8 – TOTAL INCENTIVE MULTIPLIER5 100 150 Annual Performance Budget Annual Multiplier TABLE 12 – LEVELS OF ANNUAL PAYABLE INCENTIVE Annual performance <85 85 threshold 100 target 150 max Annual incentive (in % of Fixed Rem.) 0% 83% 98% 146%CHART 9 – DEFERRED INCENTIVE - TIMELINE YEAR T  Attribution of STI deferred portion YEAR T+1 YEAR T+2 YEAR T+3  Payment of STI deferred portion e subject to further performance conditions during a three-year vesting period

36 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 The values of the payable deferred incentive, depending on the performance achieved in the three-year period, are shown in the table below24. (24) The incentive values as a % of fixed remuneration shown in the table were calculated as follows: • Threshold: 38% = 35% x (150% x 85%) x 85 • Target: 68% = 35% x (150% x 100%) x 130 • Max: 181% = 35% x (150% x 150%) x 230 Variable remuneration: Long-Term Share Incentive Plan The 2023-2025 LTI Share Plan, approved by the Board of Directors on March 16, 2023 and which will be submitted for approval to the Shareholders’ Meeting of May 10, 2023, provides for three annual awards starting from 2023, each with a three-year performance period, in accordance with the chart below. Performance conditions The Plan’s performance targets have been further adjusted to developments in Eni’s strategies and to the target of alignment with stakeholder interests. In particular, these objectives are structured as follows: 1) 25% Market objective: linked to the Total Shareholder Return (relative); 2) 40% Economic and financial objective: Organic Free Cash Flow (absolute); PERFORMANCE AND VESTING PERIOD CHART 11 – LTI SHARE-BASED PLAN TIMELINE YEAR T  Award of shares YEAR T+1 YEAR T+2 YEAR T+3  Granting of shares Targets of the Equity-based LTI Plan 2023-2025 CHART 10 – DEFERRED INCENTIVE MULTIPLIER150 Annual Performance Budget Annual Multiplier TABLE 13 – LEVELS OF PAYABLE DEFERRED INCENTIVE Annual performance <85 85 threshold 100 target 150 max Deferred incentive (in % of Fixed Rem.) 0% 38% 68% 181%

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 37 3) 35% Environmental Sustainability and Energy Transition objective (absolute), structured as follows: 3.1) 10% Decarbonisation objective; 3.2) 15% Energy Transition objective, structured according to two indicators both with a weight of 7.5%; 3.3) 10% Circular economy objective. The detailed descriptions of each indicator are given below: 1) Market objective: the difference between the TSR of the Eni share and the TSR of the FTSE MIB index of Italian stock market, adjusted by the Eni correlation index, compared with the equivalent adjusted TSR measures for each company of the Peer Group, as shown in the following formula: ΔTSR = TSRco - (TSRIDX x ρco,IDX) Where: TSRco: TSR of Eni or of one of the companies of the Peer Group; TSRIDX: TSR of the reference stock market index of the company to which the TSRco applies; ρco,IDX: Correlation coefficient between the performance of the shares and the performance of the reference market (FTSE MIB, S&P 500, FTSE 100, CAC 40, AEX, OBX, ATX and IBEX-35). This indicator makes it possible to neutralise the effects of developments in the respective stock markets on the TSRs of each Company, taking into account the correlation index between the stock and the market over the three-year period. The benchmark Peer Group is made up of 6 European companies in the Energy sector characterised by an integrated portfolio and similar energy transition and decarbonisation paths as Eni: Shell, BP, TotalEnergies, Equinor, Repsol, OMV. 2) Economic and financial objective: value of the organic Free Cash Flow cumulated in the three-year reference period compared to the equivalent cumulated value provided for in the first 3 years of the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged during the performance period. 3) Decarbonisation objective: value verified at the end of the three-year period of Upstream net GHG emissions Scope 1 and Scope 2 equity (tCO2 eq.), compared with the same value expected in the 3rd year of the Strategic Plan approved by the Board of Directors in the year of attribution and kept unchanged over the performance period. 4) Energy Transition Objective: installed capacity of electricity generation from renewable sources (MW) and biojet fuel production capacity (kton) measured at the end of the threeyear performance period, compared with the same value expected in the 3rd year of the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged over the performance period. 5) Circular Economy Objective: vertical integration percentage of the agribusiness for biofuel processing compared to the value expected in the 3rd year of the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged over the performance period. The verification of absolute parameters is conducted net of exogenous variables, using a gapanalysis approach approved by the Remuneration Committee, in order to enhance the effective corporate performance deriving from the management action 2023-2025 LT Share Incentive Plan - 2023 Award According to the provisions of the Information Document of the 2023-2025 Long-Term share Plan, available on the Company’s website, table 11 shows the three-year performance levels of the absolute objectives of the first award of the Plan (award 2023, with performance period 2023-2025). The mentioned performance targets were approved by the Board of Directors, on the proposal of the Remuneration Committee, at the meeting of March 16, 2023.

38 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 Incentive mechanisms and levels The annual award of shares is calculated using the following formula: no. awarded shares = FR x %ITarget / PAttr Where FR is total fixed remuneration, I Target is the incentive percentage at target performance level (150% of the fixed remuneration for the Chief Executive Officer) and PAttr is the price of the award calculated as the average of the daily official prices (source: Bloomberg) recorded in the 4 months before the month in which the Board of Directors approves the award to the Chief Executive Officer and the Plan rules. Assignable shares at the end of the three-year vesting period are calculated using the following formula: no. assigned shares = no. awarded shares x Mf In which the multiplier (Mf) is equal to the weighted average of the multipliers of each parameter. For the relative indicator linked to the TSR, the multiplier may be between zero and 180%, with a threshold set at a median level, in accordance with the scale shown below. For absolute objectives (Economic and Financial, Decarbonisation, Energy Transition and Circular Economy objectives), the result will be measured based on a partial multiplier between zero and 180% determined as a function of performance, as in the following chart:Absolute targets Indicator Measurement unit Threshold Target Maximum 80% 130% 180% Economic-financial target Organic Free Cash Flow Euro billions cumulated over 2023-2025 15.82 16.57 18.07 Decarbonisation target Net emissions upstream Scope 1 and 2 - equity MtonCO2 eq. at 12.31.2025 5.1 4.9 4.7 Energy transition Electricity generation capacity from renewables - equity MW of installed capacity at 12.31.2025 4,786 5,067 5,348 Bio-jet production capacity kton/year Bio-jet production capacity at 12.31.2025 191 201 211 Circular economy Agribusiness vertical integration achievement (perimeter Italy) Proportion of Agribusiness Volumes out of Total Processing (%) in 2025 23.5% 27% 30.5%Ranking 1° 2° 3° 4° 5° 6° 7° Multiplier 180% 140% 100% 80% 0% 0% 0% Median positioning

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 39 The table below shows the thresholds, targets and maximum monetary value of shares (as a percentage of fixed remuneration) assignable to the Chief Executive Officer at the end of the vesting period, net of the change in share price for the period25. The 2023-2025 Plan Rules envisage for the Chief Executive Officer and Managers in service, that 50% of the shares awarded at the end of the vesting period are to remain restricted for 2 years from the granting date. For the CEO/GM, this would be equivalent, in the event of shares granted annually equal to the value of the LTI awarded, to a shareholding objective (achievable within 2 years) equal to 1.5 times the fixed remuneration. In the event of early termination for the Chief Executive Officer, due to resignation and not justified by a substantial reduction in powers or of termination for just cause, all rights to the award and payment of incentives shall lapse. In the event of termination related to expiry of the term of the Board of Directors without renewal, the assignment of Eni shares of each award will be prorated with respect to the period of permanence in office, according to the results verified over the same period. (25) The incentive values as a % of fixed remuneration shown in the table were calculated as follows: • Threshold: 60% = 150% x 40% • Target: 183.75% = 150% x 122.5% • Max: 270% = 150% x 180% Malus/clawback All variable incentives in favour of the Chief Executive Officer are subject to the malus/ clawback clauses envisaged in Eni’s Remuneration Policy, described in the General Principles chapter. Pro rata mechanism in case of consensual termination of office or employment TABLE 16 – VALUE LEVELS OF GRANTABLE SHARES Average 3-year weighted performance <40 40 threshold 122.5 target 180 max Value of shares (in % of Fixed Rem.) 0% 60% 183.75% 270% % 80% 60% 40% 20% 0% 180% 130% 80% Target Performance Minimum Performance Maximum Performance Partial Multiplier

40 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 Non-monetary benefits (26) Information provided in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Financial Intermediation, as specified under note 20 above. (27) In cases of termination not due to just cause, protections laid down by national collective bargaining agreements provide for up to a maximum of 36 months of total remuneration (fixed remuneration, short- and long-term variable incentives, benefits), including the amount due by way of notice indemnity (equal to a minimum of 6 months, up to a maximum of 12 months, depending on seniority). The following benefits are provided for the Chief Executive Officer in line with Eni’s policies established for all Managers: (i) life insurance policy and insurance policy against permanent disability due to injury or illness contracted in the workplace or elsewhere; (ii) supplementary pension plan and health plan; (iii) company car. Pay mix The remuneration package for the Chief Executive Officer includes a fixed component, a shortterm variable component, and a long-term variable component (deferred portion of the shortterm incentive and long-term share incentive) determined using internationally recognised methodologies for remuneration benchmarks. The pay mix is weighted significantly towards the variable components, with a dominant weighting attributed to the long-term component, as shown in the figure below. Payments due in the event of termination of office or employment26 Severance package For the Chief Executive Officer: an indemnity in the event of early termination or non-renewal of the office, set at two years of fixed remuneration for the position, as already provided for in the 2020-2023 term. For the General Manager: an indemnity in the event of the consensual termination of the management relationship, at most equal to two years of fixed remuneration plus short-term incentive, below the maximum protections of the appropriate national collective bargaining agreement providing for up to three years of total actual remuneration, including fixed remuneration, short- and long-term variable incentives, and benefits27. Including with reference to Recommendation no.27, letter f) of the Governance Code, these indemnities cannot be paid in the event of termination and/or dismissal with just cause or resignation of the interested party not justified by a substantial reduction in powers, as well as in the circumstances set out in Art.2122 of the Italian Civil Code. Pay mix with a dominant weighting attributed to the variable long-term component Consistent with European Recommendation Consistent with national bargaining collective agreement CHART 13 – PAY MIX CEO Long-term incentive Short-term incentive Fixed remuneration 30% 40% 28% 53% 30% 19%

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 41 Non-compete agreement During the 2023-2026 term, in order to safeguard the Company’s interests, non-compete agreements may be maintained and/or put in place, to be activated at the sole discretion of the Board of Directors through an option right28. The consideration of the Agreement is determined in relation to the obligations established therein (duration and scope of the restrictions on business activities and countries of operation), up to a maximum, for each year of obligation, equal to fixed remuneration plus a variable component, based on the average of the results of the STI Plan in the previous threeyear period, between €500,000 (target) and €1,000,000 (maximum). The payment for the option right shall not exceed the limit of €300,000. (28) The option right envisaged for the Chief Executive Officer and General Manager in office was exercised by the Board of Directors, with a resolution of March 14, 2019, as specified on page 29 of the 2019 Remuneration Report. Managers with strategic responsibilities For General Managers and other Managers with strategic responsibilities, the 2023-2026 Remuneration Policy is unchanged on that for the previous term, maintaining remuneration plans that are strictly in line with those of the Chief Executive Officer, to better guide and align managerial action with the objectives set out in the Company’s Strategic Plan, and with the provisions and protections laid down by national collective bargaining agreement for senior managers. In particular, the Short-Term Variable Incentive Plan with deferral and the Long-Term Share Incentive Plan – intended for the Chief Executive Officer – will also apply. Fixed Remuneration Fixed remuneration is determined based on the role and responsibilities assigned considering a prudent positioning with respect to the median benchmarks of national and international executive markets for roles of a similar level of responsibility and managerial complexity. Remuneration may be updated, during the annual salary review involving for all managers, according to selective criteria that envisage increases to the fixed/one-off remuneration for those in positions that have seen a significant increase responsibility or scope, and to address retention risk and reward excellent performance. In addition, in their capacity as Eni officers, Managers with strategic responsibilities are entitled to receive allowances due for travel in Italy and abroad, in line with applicable provisions of the Italian national collective bargaining agreement for senior managers and supplementary Company agreements. Variable Incentive Plans Short-Term Variable Incentive Plan with deferral Managers with strategic responsibilities participate in the Short-Term Incentive Plan with deferral, already described for the Chief Executive Officer. The related individual targets are consistent with those assigned to the Chief Executive Officer in the context of the same policy clusters, consistent with the responsibilities of the role and the provisions of the Company’s Strategic Plan. For Managers with strategic responsibilities, the target incentive levels for the Short-Term Variable Incentive Plan differ depending on the role’s level of responsibilities and complexity up to 100% of fixed remuneration, with a maximum incentive level payable for the annual and deferred portions of 98% and 121% of fixed remuneration, respectively. Incentive Plans closely consistent with those provided for the CEO/GM Fixed remuneration based on roles and responsibili

42 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 Long-Term Variable Incentive Plan Managers with strategic responsibilities participate in the 2023-2025 Long-Term Performance Share Plan. The Plan is directed at managers who are critical for the business and envisages three annual awards, starting in 2023, with the same performance conditions and characteristics as those described above for the Chief Executive Officer. For Managers with strategic responsibilities, the value of the shares to be awarded each year differs depending the level of their role and is limited to a maximum of 75% of fixed remuneration, with the maximum award corresponding to 135% of fixed remuneration, calculated with reference to the grant price of the shares. Risk mitigation clauses For General Managers and other Managers with strategic responsibilities, the same malus/ clawback and share lock-up clauses envisaged for the Chief Executive Officer and the General Manager apply, as do similar rules of pro-rata award of incentives in the event of consensual termination of office. Non-monetary benefits For Managers with strategic responsibilities, the following benefits are envisaged, defined by national collective bargaining and by supplementary company agreements for all Eni managers: (i) life insurance and insurance against permanent disability due to workplace or other injury or illness; (ii) supplementary pension plan (FOPDIRE fund) and supplementary health plan (FISDE fund); (iii) company car for business and personal use and possible housing for operational and mobility requirements. Pay mix The remuneration package for Managers with strategic responsibilities, as for the Chief Executive Officer, includes a fixed component, a short-term variable component, and a longterm variable component (deferred portion of the short-term incentive and share-based longterm incentive) determined using internationally recognised methodologies for remuneration benchmarks. As shown by the chart, the pay mix maintains a significant focus on the variable components, with prevalence of the long-term component, in line with the practice of the benchmark markets. Balance between fixed and variable remuneration in relation to level of responsibility and impact on business CHART 14 – PAY MIX MSRs 25% 25% 27% 37% 50% 36% Target Maximum Long-term incentive Short-term incentive Fixed remuneration

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 43 Payments due in the event of consensual termination of employment (29) In cases of termination not due to just cause, protections laid down by national collective bargaining agreements provide for up to a maximum of 36 months of total remuneration (fixed remuneration, short- and long-term variable incentives, benefits), including the amount due by way of notice indemnity (equal to a minimum of 6 months, up to a maximum of 12 months, depending on seniority). (30) For more information, please refer to Information Documents of the Current Plans, available on the website of the Company. Managers with strategic responsibilities, as well as Eni senior managers, are entitled to severance benefits for employment termination established by law and applicable national collective bargaining agreements together with any termination indemnities agreed on an individual basis, in accordance with the criteria established by Eni for cases of early termination, within the limits of protections envisaged by applicable national collective bargaining agreements29 and consistent with application criteria of the Italian Corporate Governance Code (Recommendation 27, letter f)). These criteria take into account the role exercised and the performance, as well as the remuneration received annually. For cases of termination that present high competitive and litigation risks relating to the nature of the position, agreements may contain additional non-compete clauses, with duration up to one year and payments defined in relation to remuneration level, scope, duration and effectiveness of the agreement. The consensual termination of the employment relationship entails, for the beneficiaries of Long-Term Incentive Plans, the pro rata payment of the incentives in proportion to the vesting period that has elapsed, taking into account30.

44 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 Section II – Compensation and other information This Section will be subject to a non-binding vote during the Shareholders’ Meeting of May 10, 2023, according to the provisions of the applicable legislation. (31) Shareholders’ Meeting of May 11, 2022. INTRODUCTION In accordance with the Consob Issuers Regulation, Section II reports 2022 remuneration on an accrual basis, with reference to fixed remuneration accrued in 2022 and short - and long-term variable incentives accrued with respect to the final performance achived in 2022 and payable/ assignable in 2023. As regards the 2022 Short-Term Incentive accrued in 2022 for Chief Operating Officers and other Managers with Strategic Responsibilities, since individual performance results are unavailable at the date of approval of this Report, the Report shows the value of incentives envisaged by the policy at the individual target performance value. As regards the Long-Term Share Incentive awarded in 2020 with accrual period 2020-2022, since the final results of the parameter NPV of Proven Hydrocarbon Reserves is available only after the publication of the financial statements of the companies making up the Peer Group, the Report shows the value of incentives based on an estimate of the final multiplier calculated on the basis of the results already recorded and an estimate of the 2022 result of the above mentioned parameter NPV of Proven Reserves at target level. The incentives that will actually be paid/assigned in 2023, both relating to the Short-Term Plan and the Long-Term Share Plan, will be disclosed in the Remuneration Report to be published in 2024. Finally, with reference to the content of pages 46 and 50 of the 2022 Remuneration Report, Section II of this Report provides additional information on the implementation of the remuneration policies for 2021, concerning the values of incentives actually paid/assigned for which, at the date of approval of the 2022 Report, the data necessary for verifying the performance results were not available. In the implementation of the Remuneration Policy, the Committee took into account the Shareholders’ vote31 on Section II of the Remuneration Report and on the remuneration paid for financial year 2021, which obtained the favourable votes from 92.81% of total attendees, as explained in more detail in the Summary of this Report. Disclosure on remuneration changes For the Chairwoman and the Non-Executive Directors and Statutory Auditors, there are no changes in remuneration in 2022 compared to the previous year, their remuneration having remained unchanged. For the Chief Executive Officer and General Manager, fixed remuneration for 2022 remained unchanged, while overall 2022 remuneration, including incentives paid on verified performance, showed a change of 5% over 2021, mainly reflecting the change in the share-based Long-Term Incentive Plan awarded in 2022 compared to the previous year.

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 45 TABLE 17 – REMUNERATION PAID TO THE CEO/GM IN 2019-2022 (thousands of euros) Year Fixed Remuneration Annual Bonus Long-Term Incentives Benefits Total % change 2022 1,600 2,106 3,934(a) 31 7,671 5% 2021 1,600 2,153(b) 3,488(c) 44 7,285 43% 2020 1,600 1,981 1,469(d) 40 5,090 -11% 2019 1,600 1,981 2,090(e) 23 5,694 - (a) Includes deferred Monetary Incentive awarded in 2019 and accrued in the period 2019-2021 (€2,102 thousand) and the taxable value of the shares assigned in 2022 in relation to the 2019 award of the 2017-2019 LTI Plan (€1,832 thousand). (b) The amount paid came to €1,615 thousand reflecting the deferral in 2022 of the annual 25% bonus in 2021. (c) Includes deferred Monetary Incentive awarded in 2018 and accrued in the period 2018-2020 (€1,549 thousand) and the taxable value of the shares assigned in 2021 in relation to the 2018 award of the 2017-2019 LTI Plan (€1,939 thousand). The amount paid came to €2,714 thousand reflecting the further deferral in 2022 of 50% of the incentive. (d) Deferred Monetary Incentive awarded in 2017 and accrued in the period 2017-2019. The amount paid came to €735 thousand, reflecting the further deferral in 2021 of 50% of the incentive. (e) Includes payment of deferred Monetary Incentive awarded in 2016 (€1,469 thousand) and Long-term Incentive awarded in 2016 (€621 thousand). TABLE 18 – REMUNERATION PAID TO THE CHIEF OPERATING OFFICER - NATURAL RESOURCES IN 2020-2022 (thousands of euros) Year Fixed Remuneration Annual Bonus Long-Term Incentives Benefits Total % change 2022(a) 682 759 194(b) 12 1,647 -16% 2021 898 757(c) 289(d) 12 1,956 38% 2020(e) 714 528 168(f) 11 1,421 - (a) The amounts include remuneration and incentives paid up to February 6, 2022 to Mr Puliti and subsequently to Mr Brusco. (b) Includes deferred Monetary Incentive awarded in 2019 and accrued in the period 2019-2021 (€124 thousand) and the taxable value of the shares assigned in 2022 in relation to the 2019 award of the 2017-2019 LTI Plan (€70 thousand). (c) The amount paid came to €568 thousand reflecting the deferral in 2022 of the annual 25% bonus in 2021. (d) Includes deferred Monetary Incentive awarded in 2018 and accrued in the period 2018-2020 (€164 thousand) and the taxable value of the shares assigned in 2021 in relation to the 2018 award of the 2017-2019 LTI Plan (€125 thousand). The amount paid came to €207 thousand reflecting the further deferral in 2022 of 50% of the incentive. (e) The position was established on July 1st, 2020, therefore the fixed remuneration and the variable incentives paid are partially or totally attributable to the previous role held. (f) Deferred Monetary Incentive awarded in 2017 and accrued in the period 2017-2019. The amount paid came to €84 thousand, reflecting the further deferral in 2021 of 50% of the incentive. TABLE 19 – REMUNERATION PAID TO THE CHIEF OPERATING OFFICER - ENERGY EVOLUTION IN 2020-2022 (thousands of euros) Year Fixed Remuneration Annual Bonus Long-Term Incentives Benefits Total % change 2022 715 565 607(a) 13 1,900 3% 2021 689 556(b) 581(c) 13 1,839 -22% 2020(d)(e) 893 725 729(f) 13 2,360 - (a) Includes deferred Monetary Incentive awarded in 2019 and accrued in the period 2019-2021 (€398 thousand) and the taxable value of the shares assigned in 2022 in relation to the 2019 award of the 2017-2019 LTI Plan (€209 thousand). (b) The amount paid came to €417 thousand reflecting the deferral in 2022 of the annual 25% bonus in 2021. (c) Includes deferred Monetary Incentive awarded in 2018 and accrued in the period 2018-2020 (€378 thousand) and the taxable value of the shares assigned in 2021 in relation to the 2018 award of the 2017-2019 LTI Plan (€203 thousand). The amount paid came to €392 thousand reflecting the further deferral in 2022 of 50% of the incentive. (d) The position was established on July 1st, 2020, therefore the fixed remuneration and the variable incentives paid are partially or totally attributable to the previous role held. (e) The position was held by Mr. Massimo Mondazzi from July 1st, 2020 to December 31, 2020. (f) Deferred Monetary Incentive awarded in 2017 and accrued in the period 2017-2019. The amount paid came to €365 thousand, reflecting the further deferral in 2021 of 50% of the incentive

46 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 For Eni employees in Italy, the change in total remuneration in 2022-2021 came to an average +4.1%32, against +0.9% in 2021-2020. In 2022, the Company had excellent performance and accelerated its transformation strategy. In particular, Eni reported an EBIT of €20.4 billion and an adjusted net profit of €13.3 billion. The strong organic cash generation with a flow of €20.4 billion made it possible to finance investments and growth to reduce the debt ratio to the historical minimum of 0.13 and to remunerate shareholders with €5.4 billion through dividends and the execution of an accelerated treasury share repurchase programme (for an amount of €2.4 billion33). (32) The change for employees is calculated considering the average total remuneration of Eni employees (including subsidiaries) in Italy at December 31 of each year, including all monetary components and benefits. (33) Press release of February 23, 2023. IMPLEMENTATION OF THE 2022 REMUNERATION POLICIES The implementation of the Remuneration Policy covering 2022 for Directors, Chief Operating Officers and other Managers with strategic responsibilities was verified by the Remuneration Committee during the periodic assessment provided for in the Corporate Governance Code and was found to be compliant with the resolutions passed by the Board of Directors on June 4, 2020 and July 29, 2020 in accordance with the 2020-2023 Remuneration Policy approved by the Shareholders’ Meeting of May 13, 2020. Verification of 2022 performance for the purpose of the accrual of incentives payable and/or assignable in 2023 This section covers the verification of results for 2022, as approved by the Board of Directors on March 16, 2023 for the purpose of incentives payable/assignable and/or awardable in 2023 to the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities. Deferred Short-Term Plan (STI plan) 2023 Verification of objectives 2022 The verification of the 2022 objectives assigned to the Chief Executive Officer and General Manager was approved by theBoard, after verification by and on a proposal oftheRemuneration Committee, at the meeting on March 16, 2023, determining a performance score of 132 points deriving from the score of 120 points calculated from the Eni record and from application of the coefficient 1.1, provided for in the 2020-2023 Remuneration Policy, in consideration of the achievement of exceptional operations of particular strategic importance not foreseen in the annual performance record, which made it possible to guarantee energy security in Italy and in Europe, to manage the financial risks that emerged following the Russian-Ukrainian war to further develop the satellite model, to accelerate the energy transition process, and to significantly strengthen the company’s asset structure. The table below shows the weightings and performance level achieved for each objective

TABLE 20 – VERIFICATION OF 2022 OBJECTIVES Performance parameters % weight Unit Target Result Minimum 70 Budget 100 Maximum 130 Over performance 150 Performance score Weighted score I. Economic and Financial Results 25.0 37.6 EBT (Earning Before Tax) adjusted 12.5 € bln 20.0 22.0 150 18.8 Free Cash Flow 12.5 € bln 6.6 10.2 150 18.8 II. Operating results and sustainability of economic performance 25,.0 28.3 Hydrocarbon production 12.5 Kboed 1,613 1,610 97 12.1 Incremental installed renewable capacity 12.5 MW 973 1,068 129 16.2 III. Environmental sustainability and human capital 25.0 16.5 Severity Incident Rate (SIR) - employees and contractors weighted 12.5 (a) 25 48 0 0 GHG emissions/UPS output Scope 1 and Scope 2 equity 12.5 tCO2eq./kboe 22.9 21.6 132 16.5 IV. Efficiency and financial strength 25.0 37.6 ROACE (Return On Average Capital Employed) adjusted 12.5% 18.99 21.98 150 18.8 Net Debt/EBITDA adjusted 12.5 index 0.58 0.43 150 18.8 TOTAL 120 (a) (Total recordable injuries weighted for severity/hours worked) x 1,000,000. The verification of objectives was conducted using the gap analysis methodology approved by the Remuneration Committee, which provides for the netting out of exogenous factors in order to ensure the comparability of the results with the objectives assigned. Exogenous factors include for example the commodity price scenario and the exchange rate or refer to events that by their nature can alter performance such as factoring and extraordinary portfolio transactions. The following are the main results for each objective: • EBT: improvement of performance over the target particulary in the mid-downstream sectors which achieved significant performance, leveraging the flexibility and quality of the asset portfolio, against a backdrop of extreme market volatility and uncertainty associated with the Russian-Ukrainian war. • Free cash flow: improving over the target by way of excellent economic results and the widespread optimisation of working capital with reference to receivables. • Hydrocarbon production: slightly lower than the target. • Incremental installed capacity of renewables: better than target performance reflecting the acceleration of growth by way of targeted acquisitions quickly integrated into Eni’s portfolio. • Severity Incident Rate (SIR): lower than the minimum target due to an increase in the severity of incidents. • GHG emissions/upstream production Scope 1 and 2 equity: the result benefited from actions to optimise operating management and make it more efficient. • ROACE: this performance was achieved by improving economic results. • Debt/EBITDA: this result is the consequence of better economic and financial results. As regards the application of the coefficient 1.1, on the proposal of the Remuneration Committee, the Board of Directors assessed as having particular strategic importance the operations not foreseen in the budget which made it possible to: 1) guarantee the energy security of Italy and Europe replacing 100% of Russian gas by 2025, leveraging on the solid relations with producer countries and on the acceleration in the development of equity gas projects in Algeria, Egypt, Congo and Qatar;

48 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 2) manage the new financial risks that emerged after the Russian-Ukrainian war through an effective remodulation of the commodity risk hedging policy, to be evaluated also in relation to what happened to other European companies, which were rescued by public intervention; 3) accelerate the development of the satellite model which saw, after listing of VAR in February, a further placing in June 2022, and the maximisation of the financing capacity of the joint venture Azule with BP; 4) accelerate decarbonization, with our refineries that ended procurement of palm oil early and received the first load of vegetable oil produced at our agri-hubs in Kenya and the agreement with Snam to develop the CCUS project in Ravenna. Deferred Short-Term Plan (STI plan) 2020 Deferred portion 2020 - Verification of 2020-2022 objectives The 2020 STI Plan provided for a deferred portion of 35%, depending on the annual performance of Eni in the 2020-2022 period. On March 16, 2023, the Board of Directors, acting on the proposal of the Remuneration Committee, approved a 2022 performance score of 132 points resulting in a 2022 multiplier of 194%. With reference to the multipliers already determined for 2020 and 2021, the final multiplier to be applied to the 2020 deferred portion for payment in 2023 came to 200%, as shown in the table below. Long-Term share Incentive (LTI) Plan 2020-2022 2020 Award - Verification of 2020-2022 results The 2020-2022 LT Share Incentive Plan provided for 3 annual awards based on the performance of the relative parameters for TSR and NPV of Proven Reserves and the absolute Economic/ Financial, Decarbonisation, Energy Transition and Circular Economy parameters. For the 2020 award, with 2020-2022 performance period, on March 16, 2023 the Board of Directors, after verification by and on a proposal of the Remuneration Committee, approved the three-year performance of the parameter connected to the TSR at 10th place within the Peer Group and a multiplier of 0%. The final multiplier will be determined after verification in 2022 of the other parameters, which will be available after approval of the Financial Report and publication of the Financial Statements of all the companies in the Peer Group. 2022 Award For the third and last Plan award, the Board of Directors, at the meeting on October 27, 2022, after verification by and on a proposal of the Remuneration Committee, approved the award price of €11.8093, calculated according to the criteria established in the Plan. Remuneration accrued and/or awarded in 2022 This chapter describes the remuneration accrued and/or awarded in 2022 to the Chairwoman of the Board of Directors, Non-Executive Directors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities in TABLE 21 – FINAL MULTIPLIER OF THE STI DEFERRED PORTION ACCRUED IN 2020-2022 2020 performance 2021 performance 2022 performance Final multiplier for payment 2023 Eni performance score 138 135 132 200% Multiplier 206% 200% 194%

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 49 accordance with the 2020-2023 Remuneration Policy and in relation to the performance levels achieved during the period in which they held their respective roles. Remuneration is detailed in the tables of chapter “Remuneration accrued in 2022” of this Section II. Chairwoman of the board of directors Fixed remuneration In 2022, total fixed remuneration of €500,000 was paid (€90,000 for the role of Chairwoman and €410,000 for the delegated powers conferred) in accordance with what had been resolved by the Board of Directors on June 4, 2020 and in line with the 2020-2023 Remuneration Policy approved by the Shareholders’ Meeting of May 13, 2020. Non-monetary benefits In 2022, non-monetary benefits were assigned as determined by the Board of Directors on June 4, 2020, in line with the 2020-2023 Remuneration Policy approved by the Shareholders’ Meeting of May 13, 2020. Non-Executive Directors In 2022, the fee of €80,000 for the role was paid, as well as the fees for participation in the Board Committees in accordance with what had been resolved by the Board of Directors on June 4, 2020 and in keeping with the 2020-2023 Remuneration Policy approved by the Shareholders’ Meeting of May 13, 2020. Table 1 of chapter “Remuneration accrued in 2022” details compensation paid, under the columns “Fixed Remuneration” and “Remuneration for participation on the Committees”. Board of Statutory Auditors In 2022, the fixed remuneration resolved by the Shareholders’ Meeting of May 13, 2020 was paid, as well as any other remuneration for offices held in subsidiaries. Table 1 of section “Remuneration accrued in 2022” details compensation paid, under the columns “Fixed Remuneration” and “Other Remuneration”. Chief Executive Officer and General Manager Claudio Descalzi Fixed remuneration In 2022, total fixed remuneration of €1,600,000 was paid (€600,000 for the role of Chief Executive Officer and €1,000,000 for the role of General Manager) in accordance with what had been resolved by the Board of Directors on June 4, 2020 and in line with the 2020-2023 Remuneration Policy approved by the Shareholders’ Meeting of May 13, 2020. Non-monetary benefits In 2022, non-monetary benefits were assigned as determined by the Board of Directors on June 4, 2020, in line with the 2020-2023 Remuneration Policy approved by the Shareholders’ Meeting of May 13, 2020. 2023 Deferred Short-Term Incentive (STI) - accrual of annual portion and award of deferred portion The 2023 STI Plan was implemented in accordance with the criteria and methods provided for in the 2020-2023 Remuneration Policy. Accordingly, in relation to the results obtained in 2022 and resolved by the Board of Directors on March 16, 2023 (132 points), an annual incentive of €2,059 thousandwas earned, in addition to a deferred incentive of €1,109 thousand (respectively 65% and 35% of the total incentive of €3,168 thousand). The payment/assignment of the two portions is expected in March 2023.

50 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 2020 Deferred Short-Term Incentive - accrual of deferred portion The deferred portion of the STI accrued in 2020 for €2,134 thousand, based on the final multiplier verified in the 2020-2022 performance period (200%) approved by Board of Directors on March 16, 2023. 2020-2022 Long-Term Share-based Incentive Plan Accrual of the 2020 award In 2022, the Long-Term Share-based Incentive awarded in 2020 accrued. The actual number of shares to be granted will be determined after verification of the NPV of Proven Reserves parameter and of the other parameters not yet available at the date of approval of this Report. Table 3 shows, under the item “Financial instruments vested during the year and assignable”, an estimate of the number of shares assignable based on verified performance and an estimate at target of the 2022 results of the other parameters. Shares should be assigned in November 2023. 2022 award In implementation of the 2020-2022 Long-Term Share-based Incentive Plan, approved by the Shareholders' Meeting of May 13, 2020, the Board of Directors resolved on October 27, 2022 to award to the Chief Executive Officer and General Manager 203,230 Eni shares, determined on the basis of the incentive percentage to be applied to total fixed remuneration (150%) and the award price resolved by the Board (€11.8093). Severance indemnity for end-of-office or termination of employment In 2022,the conditions for application ofthe severance indemnity for end of office ortermination of employment resolved by the Board of Directors on June 4, 2020 and July 29, 2020 were not fulfilled, in line with the 2020-2023 Remuneration Policy. Summary of remuneration accrued by the CEO/GM Below is a summary of the remuneration accrued in 2022 for the Chief Executive Officer and General Manager, (with reference to Table 1 of the chapter “Remuneration accrued in 2022”), and the related pay mix. Chief Operating Officers and other Managers with strategic responsibilities Fixed remuneration In 2022, within the context of the annual salary review process envisaged for all managers in cases of promotion to more senior levels or in line with necessary market-driven adjustments, selective adjustments were made to fixed remuneration for the Chief Operating Officers of the businesses Energy Evolution and Natural Resources and other managers with strategic responsibilities.TABLE 22 – SUMMARY OF REMUNERATION ACCRUED FOR THE CEO/GM IN 2022 Year Fixed Remuneration Annual Bonus Long-Term Incentives Benefits Total Amount (thousands of euros) 1,600 2,059 2,134(a) 31 5,824 Pay mix (%) 27% 35% 37% 1% 100% (a) Includes the deferred portion of the 2020 Short-Term Incentive accrued in 2020-2022; does not include the 2020 long-term share-based incentive, which will be calculated after completion of the final verification process scheduled for June 2023.

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 51 2023 Deferred Short-Term Incentive (STI) - accrual of annual portion and award of deferred portion The annual and deferred portion of the 2023 STI Plan will be paid/awarded in 2023 based on 2022 individual performance, the final verification of which is not available at the date of approval of the Report. 2020 Deferred Short-Term Incentive - accrual of deferred annual portion In 2022, the deferred portion of the STI awarded in 2020 accrued based on the final multiplier verified in the 2020-2022 performance period (200%), approved by Board of Directors on March 16, 2023. 2020-2022 Long-Term Share-based Incentive Plan Accrual of the 2020 award The incentives awarded in 2020, related to the 2020-2022 Long-Term Share-based Incentive Plan, accrued in 2022. The actual number of shares to be granted will be determined after verification of the parameters, the results of which are not yet available at the date of approval of this Report. Table 3, under item “Financial instruments vested during the year and assignable”, shows an estimate ofthe number of shares to be granted to eachChiefOperatingOfficer and, in aggregate form, to other Managers with strategic responsibilities, based on verified performance and an estimate at target of the 2022 result of the other parameters. Shares should be assigned in November 2023. 2022 award On October 27, 2022 the Board of Directors resolved the 2022 award of the 2020-2022 LongTerm Share-based Incentive Plan, approved by the Shareholders' Meeting of May 13, 2020 and granted delegated powers to the Chief Executive Officer and General Manager for the related implementation in favour of the Chief Operating Officers, the other Managers with strategic responsibilities and the managerial resources critical for the business, according to the criteria established by the Plan. Non-monetary benefits In 2022, the non-monetary benefits provided for in the 2020-2023 Remuneration Policy approved by the Shareholders’ Meeting of May 13, 2020 were assigned. Severance indemnity for end-of-office or termination of employment During 2022, Eni terminated consensually its employment relationship with the Chief Operating Officer Natural Resources (disclosed to the market on February 4, 2022) and with two other Managers with strategic responsibilities. For the termination of the Chief Operating Officer - Natural Resources, in relation to the assumption of a position in the investee Saipem, severance or other indemnities or non-compete agreements were not provided for, with the exception of the termination benefits established by law and the pro-rata payment of the long-term incentives awarded, in accordance with the provisions of the respective Regulations, following the related final verification. For the other two Managers with strategic responsibilities, the consensual termination involved, as well as the termination benefits defined by law, the agreed termination benefits provided for in the 2020-2023 Remuneration Policy approved by the Shareholders' Meeting of May 13, 2020 within the limits of the protection provided for in the national collective bargaining agreement to protect the Company against any dispute related to the work performed by the managers. In addition, in relation to the critical nature of the position held by the terminated managers, to protect Eni’s interests, non-compete agreements

52 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 were signed, with amounts established according to the criteria provided for in the 2020- 2023 Remuneration Policy, as approved by the Shareholders' Meeting of May 13, 2020 and conditional on the fulfilment of the obligations defined. The details of the severance indemnities are presented in Table 1 of the chapter “Remuneration accrued in 2022” and in the related notes. Summary of remuneration accrued by the Chief Operating Officers Below is a summary of the remuneration accrued in 2022 for the Chief Operating Officers (with reference to Table 1 of the chapter “Remuneration accrued in 2022”) and the related pay mix. The tables of the chapter “Remuneration accrued in 2022” show the details of fixed remuneration, of short and long-term incentives awarded and/or accrued in 2022 to the COOs and, in aggregate form, to other managers with strategic responsibilities. Clawback/malus In 2022 there were no cases of application of the clawback/malus clauses provided for by the Eni Remuneration Policy.TABLE 23 – SUMMARY OF REMUNERATION ACCRUED FOR THE CHIEF OPERATING OFFICER - NATURAL RESOURCES IN 2022 Fixed Remuneration Annual Bonus Long-Term Incentives Benefits Total Amount (thousands of euros) 682(a) 518(b) 152(c) 12 1,364 Pay mix (%) 50% 38% 11% 1% 100% (a) The amount includes the pro-rata fees paid to Mr Puliti up to February 6, 2022 and to Mr Brusco from February 7 to December 31, 2022. (b) Estimate for individual performance in relation to target level 2022 (final verification data not being available at the date of approval of the Report). (c) Includes the deferred portion of the Short-Term Incentive awarded in 2020, and accrued in 2020-2022; does not include the long-term share-based incentive 2020 which will be calculated after completion of the final verification process scheduled for June 2023. TABLE 24 – SUMMARY OF REMUNERATION ACCRUED FOR THE CHIEF OPERATING OFFICER - ENERGY EVOLUTION IN 2022 Fixed Remuneration Annual Bonus Long-Term Incentives Benefits Total Amount (thousands of euros) 715 531(a) 418(b) 13 1,677 Pay mix (%) 43% 31% 25% 1% 99% (a) Estimate for individual performance in relation to target level 2022 (final verification data not being available at the date of approval of the Report). (b) Includes the deferred portion of the Short-Term Incentive awarded in 2020, and accrued in 2020-2022; does not include the long-term share-based incentive 2020 which will be calculated after completion of the final verification process scheduled for June 2023.

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 53 Additional disclosure on the implementation of Remuneration Policy for 2021 To complete information published in Section II of the 2022 Remuneration Report, this section reports the actual values of 2021 remuneration paid/assigned in relation to the final verification of performances completed after the date of approval of the Report, where remuneration had been shown using estimates based on target-level performance. Equity Long-Term Incentive Plan (LTI Plan) 2017-2019 Verification of 2019-2021 performance - 2019 award Following the final verification of the parameter “NPV of proven reserves” for 2021, approved by the Board of Directors on June 23, 2022 (10th place) and taking into account the verified and approved results disclosed in the 2022 Remuneration Report, the final multiplier for the 2019 award came to 87%. Chief Executive =fficer and General Manager Claudio Descalzi Shares assigned (2019 award) Following final verification of performance, in November 2022, to the Chief Executive Officer and General Manager 148,869 Eni shares were assigned, for a taxable value at the assignment of €1,831.8 thousand. Chief Operating Officers and other Managers with strategic responsibilities Shares assigned (2019 award) Following final verification of performance, in November 2022: •  The Chief Operating Officer - Natural Resources Alessandro Puliti, who terminated his employment on February 6, 2022, was paid the portion as provided forin the Plan Regulations, which came to €149 thousand; •  The Chief Operating Officer - Energy Evolution Giuseppe Ricci was assigned 16,996 Eni shares, for a taxable value of €209 thousand; •  other Managers with strategic responsibilities were assigned a total of 140,029 Eni shares, for a total taxable value at the assignment of €1,723 thousand. TABLE 25 – FINAL LTI SHARE PLAN 2019 MULTIPLIER ACCRUED IN 2019-2021 Indicator Performance Weighted average 2019 2020 2021 multiplier ΔTSR (50%) Position in Peer Group 6° 40% Multiplier 80% NPV (50%) Position in Peer Group 5° 1° 10° 47% Multiplier 100% 180% 0% Final multiplier 87%

54 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 Short-Term Incentive Plan with deferral 2022 Annual portion and deferred portion Chief Operating Officers and other Managers with strategic responsibilities Following final verification of individual performance in 2021, as carried out after the date of approval of the 2022 Remuneration Report: •  the Chief Operating Officer - Natural Resources Alessandro Puliti, who terminated his employment on February 6, 2022, was paid the annual portion of €759 thousand; the deferred portion was not awarded because it had lapsed, as provided for in the Plan Regulations; •  the Chief Operating Officer - Energy Evolution Giuseppe Ricci was paid the annual portion of €565 thousand and was awarded the deferred portion of €304 thousand; •  other Managers with strategic responsibilities, were paid annual portions for a total amount of €6,809 thousands and were awarded deferred portions totalling €3,496 thousands.

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 55 REMUNERATION ACCRUED IN 2022 Table 1 - Remuneration accrued to Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities In compliance with the provisions of the Issuers Regulation, the table below reports the remuneration accrued in 2022 by Directors, Statutory Auditors, the Chief Executive Officer and General Manager and other Chief Operating Officers, and, in aggregate form, Managers with strategic responsibilities. The remuneration received from subsidiaries and/or associates, except that waived or paid to the Company, are shown separately. All parties who filled these roles during the period are included, even if they only held office for a fraction of the year. In particular: •  the column labelled “Fixed Remuneration” reports fixed remuneration and fixed salary from employment due for the year (on an accrual basis), gross of social security contributions and taxes to be paid by the employee, in relation to the period in which the office and/ or position was held. Details of the compensation are provided in the notes, and any indemnities or payments with reference to the employment relationship are indicated separately; •  the column labelled “Remuneration for participation on Committees” reports (on an accrual basis) the compensation due to Directors for participation in Committees established by the Board, in relation to the period in which the office and/or position was held. In the notes, compensation for each Committee is indicated separately; •  the column labelled “Variable non-equity remuneration” under the item “Bonuses and other incentives” shows the incentives payable in the following year due to rights vested in the period, following the assessment and approval of related performance results by relevant corporate bodies, in accordance with that specified, in greater detail, in the table 2 “Monetary incentive plans for the Chief Executive Officer and General Manager, for Chief Operating Officers and for other Managers with strategic responsibilities”; in the event of unavailability of the performance result at the date of approval of the Report, the table shows the estimate of the incentives accrued considering performance not yet verified at target level; item “Profit sharing” does not show any figures since no profit- sharing mechanisms are in place; •  the column labelled “Benefits in kind” reports (on an accrual and taxability basis) the value of any fringe benefits awarded; •  the column labelled “Other remuneration” reports (on an accrual basis) any other remuneration deriving from other services provided; •  the column labelled “Total” reports the sum of the amounts of all the previous items; •  the column labelled “Fair value of equity compensation” reports the relevant fair value for the year related to the existing stock option plans, estimated in accordance with the international accounting standards that allocate the related cost in the vesting period; •  the column labelled “Severance indemnity for end-of-office or termination of employment” reports indemnities accrued, even if not yet paid, for terminations that occurred during the financial year, or in relation to the end of term in office and/or employment.

LETTER | INTRODUCTION | EXECUTIVE SUMMARY | SECTION I | SECTION II | ANNEX 55

REMUNERATION ACCRUED IN 2022

Table 1 - Remuneration accrued to Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities

In compliance with the provisions of the Issuers Regulation, the table below reports the remuneration accrued in 2022 by Directors, Statutory Auditors, the Chief Executive Officer and General Manager and other Chief Operating Officers, and, in aggregate form, Managers with strategic responsibilities. The remuneration received from subsidiaries and/or associates, except that waived or paid to the Company, are shown separately. All parties who filled these roles during the period are included, even if they only held office for a fraction of the year.

In particular:
- the column labelled "Fixed Remuneration" reports fixed remuneration and fixed salary from employment due for the year (on an accrual basis), gross of social security contributions and taxes to be paid by the employee, in relation to the period in which the office and/or position was held. Details of the compensation are provided in the notes, and any indemnities or payments with reference to the employment relationship are indicated separately;
- the column labelled "Remuneration for participation on Committees" reports (on an accrual basis) the compensation due to Directors for participation in Committees established by the Board, in relation to the period in which the office and/or position was held. In the notes, compensation for each Committee is indicated separately;
- the column labelled "Variable non-equity remuneration" under the item "Bonuses and other incentives" shows the incentives payable in the following year due to rights vested in the period, following the assessment and approval of related performance results by relevant corporate bodies, in accordance with that specified, in greater detail, in the table 2 "Monetary incentive plans for the Chief Executive Officer and General Manager, for Chief Operating Officers and for other Managers with strategic responsibilities"; in the event of unavailability of the performance result at the date of approval of the Report, the table shows the estimate of the incentives accrued considering performance not yet verified at target level; item "Profit sharing" does not show any figures since no profit- sharing mechanisms are in place;
- the column labelled "Benefits in kind" reports (on an accrual and taxability basis) the value of any fringe benefits awarded;
- the column labelled "Other remuneration" reports (on an accrual basis) any other remuneration deriving from other services provided;
- the column labelled "Total" reports the sum of the amounts of all the previous items;
- the column labelled "Fair value of equity compensation" reports the relevant fair value for the year related to the existing stock option plans, estimated in accordance with the international accounting standards that allocate the related cost in the vesting period;
- the column labelled "Severance indemnity for end-of-office or termination of employment" reports indemnities accrued, even if not yet paid, for terminations that occurred during the financial year, or in relation to the end of term in office and/or employment.

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 57 Notes (*) The office will expire with the Shareholders’ Meeting called to approve the Financial Statements as at December 31, 2022. (**) Managers who were permanent members of the Company’s Management Committee during the year together with the Chief Executive Officer, or who reported directly to the CEO (twentythree managers). (1) Lucia Calvosa - Chairwoman of the Board of Directors (a) The amount includes: (i) the fixed remuneration of €90 thousand set by the Shareholders’ Meeting of May 13, 2020; (ii) the fixed remuneration of €410 thousand for the delegated powers approved by the Board for the 2020-2023 term. (b) The amount includes the taxable value of insurance and welfare coverage set by the Board of Directors for the 2020-2023 term, as from January 1st, 2021. (2) Claudio Descalzi - Chief Executive Officer and General Manager (a) The amount includes: (i) the fixed remuneration for the position of Chief Executive Officer for the 2020-2023 term equal to €600 thousand; (ii) the fixed remuneration for the position of General Manager set for the 2020-2023 term, equal to €1,000 thousand. To this amounts are to be added the indemnities due for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement for senior managers and the Company’s complementary agreements for an amount of €19.5 thousand. (b) The amount includes (i) the annual portion of the 2023 STI plan earned in 2022, in the amount of €2,059 thousand, for Eni’s performance achieved in 2022 and (ii) the deferred portion of the STI plan awarded in 2020, accrued in relation to the performance achieved in the 2020-2022 vesting period, in the amount of €2,134 thousand. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pensions and the car for business and personal use. (3) Ada Lucia De Cesaris - Director (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €50 thousand for the Control and Risk Committee; €40 thousand for the Nomination Committee. (4) Filippo Giansante - Director (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €35 thousand for the Sustainability and Scenario Committee. (5) Pietro Angelo Guindani - Director (a) The amount corresponds to fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €70 thousand for the Control and Risk Committee; €30 thousand for the Nomination Committee. (6) Karina Litvack - Director (a) The amount corresponds to fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €35 thousand for the Remuneration Committee; €50 thousand for the Sustainability and Scenario Committee. (7) Emanuele Piccinno - Director (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €35 thousand for the Sustainability and Scenario Committee; €30 thousand for the Nomination Committee. (8) Nathalie Tocci - Director (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €50 thousand for the Control and Risk Committee; €50 thousand for the Remuneration Committee; €35 thousand for the Sustainability and Scenario Committee. (9) Raphael Louis L. Vermeir - Director (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €50 thousand for the Control and Risk Committee; €35 thousand for the Remuneration Committee; €35 thousand for the Sustainability and Scenario Committee. (10) Rosalba Casiraghi - Chairwoman of the Board of Statutory Auditors (a) The amount corresponds to fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount corresponds to the remuneration for serving on the Watch Structure. (11) Enrico Maria Bignami - Statutory Auditor (a) The amount corresponds to fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount corresponds to the remuneration for the positions held on the boards of statutory auditors of subsidiaries or associates and, in particular: € 31.4 thousand at Eni Mediterranea Idrocarburi SpA; €18 thousand at ENIBIOCH4IN SpA. (12) Marcella Caradonna - Statutory Auditor (a) The amount corresponds to fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (13) Giovanna Ceribelli - Statutory Auditor (a) The amount corresponds to fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (14) Marco Seracini - Statutory Auditor (a) The amount corresponds to fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes remuneration for serving as Statutory Auditor on the Boards of subsidiaries or associated companies and in particular: €30.6 thousand in Versalis SpA; €13.6 thousand in Eni Angola SpA; €12 thousand in Evolvere SpA; €45 thousand in TTPC SpA; €30 thousand in Eni Fuel SpA. (15) Alessandro Puliti - Chief Operating Officer Natural Resources (a) The amount corresponds to Gross Annual Salary up to the date of termination of employment. (b) The amount corresponds to the portions paid of the deferred incentives awarded, for a total amount of €445 thousand, provided for in the Plan Regulations in cases of consensual termination of employment. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pension and the car for business and personal use for the period of office. (d) The amount corresponds to the severance indemnities provided for by law. (16) Guido Brusco - Chief Operating Officer - Natural Resources (a) The amount corresponds to Gross Annual Salary. To this amounts are to be added the indemnities due for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement for senior managers and the Company’s complementary agreements for an amount of €11.8 thousand. (b) The amount includes (i) the annual portion of the 2023 STI Plan earned in 2022, in the amount of €518 thousand, based on the assumption of individual performance at target in 2022 (given the unavailability of verified performance data at the date of approval of the Report) and (ii) the deferred portion of the STI Plan awarded in 2020, accrued in relation to performance achieved in the 2020-2022 vesting period, for a total amount of €152 thousand. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pension and the car for business and personal use for the period of office. (17) Giuseppe Ricci - Chief Operating Officer Energy Evolution (a) The amount corresponds to Gross Annual Salary. To this amounts are to be added the indemnities due for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement for senior managers and the Company’s complementary agreements for an amount of €8 thousand. (b) The amount includes (i) the annual portion of the 2023 STI Plan earned in 2022, in the amount of €531 thousand, based on the assumption of individual performance at target in 2022 (given the unavailability of verified performance data at the date of approval of the Report) and (ii) the deferred portion of the STI Plan awarded in 2020, accrued in relation to performance achieved in the 2020-2022 vesting period, for a total amount of €418 thousand. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pension and the car for business and personal use for the period of office. (18) Other Managers with strategic responsibilities (a) The amount corresponds to total Gross Annual Salary. The amount is supplemented by the indemnities owed for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement and with the Company’s additional agreements, as well as other indemnities related to employment for a total of €143 thousand. (b) The amount includes (i) the annual portions of the 2023 STI Plan accrued in 2022, for a total amount of €5,922 thousand, based on the assumption of individual performance at target in 2022 (given the unavailability of verified performance data at the date of approval of the Report) and (ii) the deferred portion of the STI Plan awarded in 2020, accrued in relation to performance achieved in the 2020-2022 vesting period, for an amount of €4,494 thousand. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pensions and the car for business and personal use. (d) Amounts due to for the positions held by Managers with strategic responsibilities in the Company’s Supervisory Body and for the Manager responsible for the preparation of the Company’s financial statements (FRO). (e) The amount includes (i) voluntary redundancy incentives provided for in Eni policies within the limits of the protections of the national collective bargaining agreement for Managers, for a total amount of €6,525 thousand and (ii) the severance indemnities provided for by law, for a total amount of €163.7 thousand. In addition to this amount is the consideration allocated for non-compete agreements, with a maximum duration of one year, for a total amount of €2,655 thousand, conditional on fulfilment of the obligations defined. Remuneration in the company that prepares the Financial Statements 10,106 12,963 299 120 23,488 2,560 6,689 Remuneration from subsidiaries and associates Total 10,106(a) 12,963(b) 299(c) 120(d) 23,488 2,560 6,689(e) 14,548 630 19,370 358 365 35,271 4,770 7,074

58 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 Table 2 - Monetary incentive plans for the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities The table below reports the variable monetary incentives, both short and long-term, envisaged for the Chief Executive Officer and General Manager, the Chief Operating Officers and, at an aggregate level, other Managers with strategic responsibilities (including all individuals who filled these roles during the period, even if for only a fraction of the year). The column labelled “Bonus for the year” details: •  under the item “payable” the short-term variable incentive accrued during the year based on the final verification of the performance carried out by the competent corporate bodies with reference to the objectives defined for the financial year; in the event of unavailability of the performance result at the date of approval of the Report, the table shows an estimate of the incentive accrued considering performance not yet verified at target level; •  under the item “deferred,” the amount of the base incentive award granted during the year; •  under the item “deferral period,” the duration of the vesting period for the deferred incentive awards granted in the year. The column labelled “Bonus for previous years details”: •  under the item “no longer payable,” the long-term incentive awards no longer payable in relation to verified performance conditions for the vesting period or incentives that expired due to events relating to employment relationships as envisaged in the Plan Rules; •  under the item “payable,” the deferred incentive accrued in the year, on the basis of verification of the performance conditions for the vesting period, or the incentive amounts earned due to events relating to employment relationships as envisaged in the Plan regulations; •  under the item “still deferred,” incentives assigned in previous years that have not yet vested. The column labelled “Other Bonuses” details incentives earned on a one-off extraordinary basis related to the achievement of particularly important results or projects during the year. The total of the amounts under the item “payable” in the columns “Bonus for the year”, “Bonus for previous years” and “Other Bonuses” is the same as that indicated in the “Bonuses and other incentives” column in table 1.

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 59 TABLE 2 – MONETARY INCENTIVE PLANS FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES (amounts in thousands of euros) Bonus for the year Bonus for previous years Other Name Position Plan payable/paid deferred bonuses deferral period no longer payable payable/paid still deferred Claudio Descalzi Chief Executive Officer and General Manager 2023 Short-Term Incentive Plan - Paid amount BoD of March 16, 2023 2,059 2023 Short-Term Incentive Plan - Deffered portion BoD of March 16, 2023 1,109 3 years 2022 Short-Term Incentive Plan - Deffered portion BoD of March 17, 2022 1,134 2021 Short-Term Incentive Plan - Deffered portion BoD of March 18, 2021 1,159 2020 Short-Term Incentive Plan - Deffered portion BoD of March 18, 2020 2,134 Total 2,059 1,109 2,134 2,293 Alessandro Puliti Chief Operating Officer - Natural Resources up to 06/02/2022 2022 Short-Term Incentive Plan - Deffered portion BoD of March 17, 2022 2021 Short-Term Incentive Plan - Deffered portion BoD of March 18, 2021 139(1) 269(2) 2020 Short-Term Incentive Plan - Deffered portion BoD of March 18, 2020 108(1) 176(2) Total 247 445 Guido Brusco Chief Operating Officer - Natural Resources from 07/02/2022 2023 Short-Term Incentive Plan - Paid amount BoD of March 16, 2023 618(3) 2023 Short-Term Incentive Plan - Deffered portion BoD of March 16, 2023 279(4) 2022 Short-Term Incentive Plan - Deffered portion BoD of March 17, 2022 210 2021 Short-Term Incentive Plan - Deffered portion BoD of March 18, 2021 121 2020 Short-Term Incentive Plan - Deffered portion BoD of March 18, 2020 152 Total 618 279 152 331 Giuseppe Ricci Chief Operating Officer Energy Evolution 2023 Short-Term Incentive Plan - Paid amount BoD of March 16, 2023 581(3) 2023 Short-Term Incentive Plan - Deffered portion BoD of March 16, 2023 286(4) 2022 Short-Term Incentive Plan - Deffered portion BoD of March 17, 2022 304 2021 Short-Term Incentive Plan - Deffered portion BoD of March 18, 2021 299 2020 Short-Term Incentive Plan - Deffered portion BoD of March 18, 2020 418 Total 581 286 418 603 Other Managers with strategic responsibilities(6) 2023 Short-Term Incentive Plan - Paid amount BoD of March 16, 2023 7,832(3) 2023 Short-Term Incentive Plan - Deffered portion BoD of March 16, 2023 3,188(4) 3 years 2022 Short-Term Incentive Plan - Deffered portion BoD of March 17, 2022 3,420 2021 Short-Term Incentive Plan - Deffered portion BoD of March 18, 2021 142(1) 277(2) 2,822 2020 Short-Term Incentive Plan - Deffered portion BoD of March 18, 2020 63(1) 4,854(5) Total 7,832 3,188 205 5.131 6,242 11,090 4,862 452 8.280 9,469 (1) Pro-rated amount no longer payable following termination of employment, according to what is defined in the Plan Regulations. (2) Pro-rated amount paid following consensual termination of employment, according to what is defined in the Plan Regulations. (3) Annual portion of the 2023 STI Plan earned in 2022, based on the assumption of 2022 individual performance at target level (given the unavailability of verified performance data at the date of approval of the Report). (4) Deferred portion of the 2023 STI Plan earned in 2022, based on the assumption of 2022 individual performance at target level (given the unavailability of verified performance data at the date of approval of the Report). (5) The amount includes (i) the deferred portions of the STI Plan awarded in 2020, accrued in relation to performance achieved in the 2020-2022 vesting period, for an amount of €4,494 thousand and (ii) the pro-rated amounts paid following consensual terminations of employment, for an amount of €360 thousand. (6) Managers who were permanent members of the Company’s Management Committee during the year, together with the Chief Executive Officer, Chief Operating Officers and who reported directly to the CEO (twenty-six).

60 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 Table 3 - Incentive plans based on financial instruments, other than stock options, for the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities The table below shows, for the equity-based incentive plan, the shares awarded to the Chief Executive Officer and General Manager and Chief Operating Officers, and the aggregate numbers awarded/assignable to the other Managers with strategic responsibilities (including all individuals who covered such positions for any period of time during the year). In particular: •  the column “Financial instruments awarded in previous years and not vested during the year” shows the type, number and vesting period of any financial instruments awarded in previous years and not yet vested; •  the column “Financial instruments awarded during the year” shows the type, number, total fair value, vesting period, award date, and market price on that date for financial instruments awarded during the year; •  the column “Financial instruments vested during the year and not assigned” shows the type and number of any financial instruments awarded and no longer assignable based on verification of performance during the vesting period, or of any financial instruments awarded and not assignable due to termination of employment as governed by the rules of the plans; •  the column “Financial instruments vested during the year and assignable” shows the type, number and value on the vesting date of any financial instruments awarded and vested during the year and assignable based on the verification of performance during the vesting period, or of the amounts provided for with regard to events concerning the employment relationship governed by the Plan Rules; in case of unavailability of the performance result at the date of approval of the Report, the table shows the estimate of the number of shares assignable in relation to the performances already verified and to hypotheses of target level for the performances not yet available at the date of publication of the Report; •  the column “Financial instruments for the year” shows the fair value of the financial instruments awarded and still in existence solely for the portion pertaining to the year, which is also shown in table 1 in the column “Fair value of equity-based remuneration”.

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 61 TABLE 3 – INCENTIVE PLANS BASED ON FINANCIAL INSTRUMENTS, OTHER THAN STOCK OPTIONS, FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES Financial instruments awarded in previous years and not vested during the year Financial instruments awarded during the year Financial instruments vested during the year and not assignable Financial instruments vested during the year and assignable Financial instruments for the year Name Position Plan Number of Eni shares Vesting period Number of Eni shares Fair value at assignment date (thousands of euros) Vesting period Assignment date Market price on assignment (euro) Number of Eni shares Number of Eni shares Value at date of vesting Fair value (thousands of euros) Claudio Descalzi Chief Executive Officer and General Manager 2022 Equity-based Long-Term Incentive Plan BoD October 27, 2022 203,230 2,079 3 years 2022 October, 27 12.918 58 2021 Equity-based Long-Term Incentive Plan BoD October 28, 2021 230,882 3 years 724 2020 Equity-based Long-Term Incentive Plan BoD October 28, 2020 32,170 260,281(1) 431 Total 203,230 2,079 32,170 1.213 Managers with strategic responsibilities Alessandro Puliti Chief Operating Officer - Natural Resources up to 06/02/2022 2022 Equity-based Long-Term Incentive Plan BoD October 27, 2022 2021 Equity-based Long-Term Incentive Plan BoD October 28, 2021 43,194(2) 3 years 43,194(3) 2020 Equity-based Long-Term Incentive Plan BoD October 28, 2020 48,498(4) Total 91,692 Guido Brusco Chief Operating Officer - Natural Resources from 07/02/2022 2022 Equity-based Long-Term Incentive Plan BoD October 27, 2022 30,950 358 3 years 2022 November, 30 14.324 10 2021 Equity-based Long-Term Incentive Plan BoD October 28, 2021 17,749 3 years 54 2020 Equity-based Long-Term Incentive Plan BoD October 28, 2020 1,937 15,671(1) 39 Total 30,950 358 1,937 103 (1) Number of shares to be granted based on the results of the TSR already verified and an estimate at target of the 2022 performance of the other parameters (given the unavailability of verified performance data at the date of approval of the Report). (2) No longer awardable shares following consensual termination on February 6, 2022. (3) Number of shares which can no longer be granted following termination of employment, according to what is defined in the Plan Regulations. In view of the consensual termination of employment, a percentage of the monetary counter-value of the shares awarded was paid, as provided for in the Plan Regulations, calculated at the award price, for an amount of €206 thousand. (4) Number of shares which can no longer be granted following termination of employment, according to what is defined in the Plan Regulations. In view of the consensual termination of employment, a percentage of the monetary counter-value of the shares awarded was paid, as provided for in the Plan Regulations, calculated at the award price, for an amount of €152 thousand.

62 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 TABLE 3 – INCENTIVE PLANS BASED ON FINANCIAL INSTRUMENTS, OTHER THAN STOCK OPTIONS, FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES Financial instruments awarded in previous years and not vested during the year Financial instruments awarded during the year Financial instruments vested during the year and not assignable Financial instruments vested during the year and assignable Financial instruments for the year Name Position Plan Number of Eni shares Vesting period Number of Eni shares Fair value at assignment date (thousands of euros) Vesting period Assignment date Market price on assignment (euro) Number of Eni shares Number of Eni shares Value at date of vesting Fair value (thousands of euros) Giuseppe Ricci Chief Operating Officer Energy Evolution 2022 Equity-based Long-Term Incentive Plan BoD October 27, 2022 31,712 367 3 years 2022 November, 30 14.324 10 2021 Equity-based Long-Term Incentive Plan BoD October 28, 2021 33,141 3 years 100 2020 Equity-based Long-Term Incentive Plan BoD October 28, 2020 3,673 29,715(5) 75 Total 31,712 367 3,673 185 Other Managers with strategic responsibilities(8) 2022 Equity-based Long-Term Incentive Plan BoD October 27, 2022 374,620 3 years 3 anni 2022 November, 30 14.324 2021 Equity-based Long-Term Incentive Plan BoD October 28, 2021 431,122 3 years 47,476(6) 1,113 2020 Equity-based Long-Term Incentive Plan BoD October 28, 2020 51,934(7) 420,193(5) 921 Total 374,620 4,330 99,410 2,034 Total managers with strategic responsibilities 437,282 5,055 196,712 2,322 Grand total 640,512 7,134 228,881 3,535 (5) Number of shares to be granted based on the results of the TSR already verified and an estimate at target of the 2022 performance of the other parameters (given the unavailability of verified performance data at the date of approval of the Report). (6) Number of shares including those no longer assignable following termination of employment, according to what is defined in the Plan Regulations. In view of the consensual terminations of employment, a percentage of the monetary counter-value of the shares awarded was paid, as provided for in the Plan Regulations, calculated at the award price, for an amount of €226 thousand. (7) Number of shares including those no longer assignable following termination of employment, according to what is defined in the Plan Regulations. In view of the consensual terminations of employment, a percentage of the monetary counter-value of the shares awarded was paid, as provided for in the Plan Regulations, calculated at the award price, for an amount of €189 thousand. (8) Managers who were permanent members of the Company’s Management Committee during the year, together with the Chief Executive Officer, Chief Operating Officers and who reported directly to the CEO (twenty-six managers).

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 63 TABLE 4 — SHAREHOLDINGS HELD BY DIRECTORS, STATUTORY AUDITORS, THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES (2022) Name Position Affiliated Company Number of shares held at 12.31.2021 Number of shares purchased(1) Number of shares solde(2) Number of shares held at 12.31.2022 Board of Directors Claudio Descalzi Chief Executive Officer Eni SpA 160,669 148,869 58,461 251,077 Chief Operating Officers Alessandro Puliti COO NR Eni SpA 17,347 0 0 17,347 Guido Brusco COO NR Eni SpA 7,235 5,676 2,229 10,682 Giuseppe Ricci COO EE Eni SpA 16,631 16,996 6,675 26,952 Other managers with strategic responsibilities(3) Eni SpA 346,644 196,451 65,802 477,293 (1) Including the assignment of shares of the 2019 award of the LTI Share Plan, vested in 2019-2021. (2) Including the portion of shares sold for tax compliance related to the assignment of the 2019 award of the LTI share Plan. (3) Managers who were permanent members of the Company’s Management Committee during the year, together with the Chief Executive Officer, Chief Operating Officers and who reported directly to the CEO (twenty-six managers, of whom nineteen held shareholdings in Eni SpA). SHAREHOLDINGS HELD The table below reports, under article 84-quater, fourth paragraph, of the Consob Issuers Regulation, the shareholdings in Eni SpA and its subsidiaries that are held by Directors, Statutory Auditors and other Managers with strategic responsibilities, as well as by their spouses from whom they are not legally separated, and their children under eighteen years of age, directly or through subsidiaries, trust companies, or intermediaries, as recorded in the register of shareholders, communications received and other information sources. The table includes all parties who meet this description for all or part of the reporting period. The number of shares (all “ordinary”) is indicated, for each company held, by name, for Directors, Statutory Auditors and, at an aggregate level, for the other Manag

64 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 TABLE NO. 1 OF SCHEDULE 7 OF ANNEX 3A OF REGULATION NO. 11971/1999 Name or category Position (to be specified only for individuals listed by name) FRAME 1 FINANCIAL INSTRUMENTS OTHER THAN STOCK OPTIONS Section 2 Newly assigned instruments based on the decision of the body in charge of the implementation of the resolution of the Shareholders’ Meeting Date of shareholders’ resolution Type of financial instruments Number of financial instruments Assignment date Purchase price of the instruments Market price at the time of assignment (euro) Vesting period Claudio Descalzi CEO and General Manager Eni SpA May 13, 2020 Eni shares 203,230(1) 27/10/22 n.a. 12.918 3 years Luca Alburno CEO Raffineria Di Gela SpA May 13, 2020 Eni shares 2,837 30/11/22 n.a. 14.324 3 years Adriano Alfani CEO Versalis SpA May 13, 2020 Eni shares 23,625 30/11/22 n.a. 14.324 3 years Mirko Araldi Directeur Général Eni Congo SA May 13, 2020 Eni shares 2,244 30/11/22 n.a. 14.324 3 years Andrea Balanzoni Managing Director Versalis Singapore Ltd May 13, 2020 Eni shares 2,456 30/11/22 n.a. 14.324 3 years Antonio Massimiliano Baldassarre Managing Director Eni North Africa BV May 13, 2020 Eni shares 4,446 30/11/22 n.a. 14.324 3 years Marco Vittorio Bollini Managing Director Eni International BV May 13, 2020 Eni shares 8,553 30/11/22 n.a. 14,324 3 years Mattia Campanati Managing Director and General Manager IEOC Production BV May 13, 2020 Eni shares 2,625 30/11/22 n.a. 14.324 3 years Paolo Carnevale President & CEO Eni Trading&Shipping Inc. May 13, 2020 Eni shares 3,853 30/11/22 n.a. 14.324 3 years Tiziano Colombo CEO Eni Corporate University SpA May 13, 2020 Eni shares 5,843 30/11/22 n.a. 14.324 3 years Roberto Daniele Managing Director Eni Muara Bakau BV May 13, 2020 Eni shares 4,488 30/11/22 n.a. 14.324 3 years Gabriele Franceschini President & CEO - Eni Next LLC May 13, 2020 Eni shares 6,732 30/11/22 n.a. 14.324 3 years Alessandro Gaeta CEO Eni Trade & Biofuels SpA May 13, 2020 Eni shares 5,123 30/11/22 n.a. 14.324 3 years Alessandro Gelmetti Managing Director Eni Vietnam BV May 13, 2020 Eni shares 2,837 30/11/22 n.a. 14.324 3 years Paolo Giraudi Managing Director Eni Pakistan Ltd May 13, 2020 Eni shares 1,397 30/11/22 n.a. 14.324 3 years Stefano Goberti CEO EniPlenitude SpA May 13, 2020 Eni shares 18,756 30/11/22 n.a. 14.324 3 years Paolo Grossi CEO Eni Rewind SpA May 13, 2020 Eni shares 11,347 30/11/22 n.a. 14.324 3 years Giorgio Guidi Managing Director Eni Mexico S. de RL de CV May 13, 2020 Eni shares 3,768 30/11/22 n.a. 14.324 3 years Massimo Maria Insulla President & CEO Eni US Operating Co. Inc. May 13, 2020 Eni shares 4,192 30/11/22 n.a. 14.324 3 years Maurizio Limiti Managing Director Eni Espana Comercializadora de Gas SA May 13, 2020 Eni shares 1,990 30/11/22 n.a. 14.324 3 years Giuseppe Macchia CEO AGI Agenzia Giornalistica Italia SpA May 13, 2020 Eni shares 4,276 30/11/22 n.a. 14.324 3 years (1) Number of shares awarded with resolution of the Board of Directors of October 27, 2022. ANNEXED UNDER ARTICLE 84-BIS OF CONSOB ISSUER REGULATION - 2022 IMPLEMENTATION OF THE 2020-2022 LONG-TERM INCENTIVE (LTI) PLAN With reference to the 2020-2022 Long-Term Share Incentive Plan approved by the ordinary Shareholders’ Meeting on May 13, 2020, subject to the conditions and purposes set out in the Information Document available on the website, the following table shows details of 2022 Plan assignment, in accordance with art. 84-bis (Annex 3A, schedule 7) of the CONSOB Issuer Regulation.

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 65 TABLE NO. 1 OF SCHEDULE 7 OF ANNEX 3A OF REGULATION NO. 11971/1999 Name or category Position (to be specified only for individuals listed by name) FRAME 1 FINANCIAL INSTRUMENTS OTHER THAN STOCK OPTIONS Section 2 Newly assigned instruments based on the decision of the body in charge of the implementation of the resolution of the Shareholders’ Meeting Date of shareholders’ resolution Type of financial instruments Number of financial instruments Assignment date Purchase price of the instruments Market price at the time of assignment (euro) Vesting period Alberto Manzati Managing Director Eni Iraq BV May 13, 2020 Eni shares 2,117 30/11/22 n.a. 14.324 3 years Renato Maroli Managing Director and Resident Manager Agip Karachaganak BV May 13, 2020 Eni shares 4,488 30/11/22 n.a. 14.324 3 years Carmine Masullo Chairman & Managing Director Versalis International SA May 13, 2020 Eni shares 5,504 30/11/22 n.a. 14.324 3 years Nicola Mavilla Managing Director Eni Cote d'Ivoire Ltd May 13, 2020 Eni shares 3,175 30/11/22 n.a. 14.324 3 years Giuseppe Moscato Directeur General Eni Tunisia BV May 13, 2020 Eni shares 4,869 30/11/22 n.a. 14.324 3 years Annalisa Muccioli CEO Eniprogetti SpA May 13, 2020 Eni shares 2,456 30/11/22 n.a. 14.324 3 years Andrea Percivalle CEO/GM Eni Fuel SpA May 13, 2020 Eni shares 6,944 30/11/22 n.a. 14.324 3 years Marco Petracchini Chairman Versalis SpA May 13, 2020 Eni shares 11,559 30/11/22 n.a. 14.324 3 years Luciano Piferi CEO Eni Deutschland GmbH May 13, 2020 Eni shares 3,218 30/11/22 n.a. 14.324 3 years Enrico Poliero Directeur General Eni G&P France SA May 13, 2020 Eni shares 3,599 30/11/22 n.a. 14.324 3 years Diego Portoghese Managing Director Eni Abu Dhabi BV May 13, 2020 Eni shares 2,794 30/11/22 n.a. 14.324 3 years Emiliano Racano Chairman and CEO Eni Mediterranea Idrocarburi SpA May 13, 2020 Eni shares 2,244 30/11/22 n.a. 14.324 3 years Paolo Repetti CEO Eniservizi SpA May 13, 2020 Eni shares 6,478 30/11/22 n.a. 14.324 3 years Federico Rey Managing Director Banque Eni SA May 13, 2020 Eni shares 4,276 30/11/22 n.a. 14.324 3 years Alessandro Rosatelli Managing Director Eni Abu Dhabi Refining & Trading Services BV May 13, 2020 Eni shares 3,218 30/11/22 n.a. 14.324 3 years Giovanni Sabatini CEO Eni Ecuador SA May 13, 2020 Eni shares 2,625 30/11/22 n.a. 14.324 3 years Fulvio Siotto Managing Director Zenith SA May 13, 2020 Eni shares 4,700 30/11/22 n.a. 14.324 3 years Ferruccio Taverna Managing Director Damietta LNG SAE May 13, 2020 Eni shares 2,625 30/11/22 n.a. 14.324 3 years Alessandro Tiani Managing Director Eni Algeria Production BV May 13, 2020 Eni shares 2,413 30/11/22 n.a. 14.324 3 years Andrea Tomasino Chairman & Managing Director Versalis UK Ltd May 13, 2020 Eni shares 2,032 30/11/22 n.a. 14.324 3 years Tamás Varga Chairman & Managing Director Dunastyr Polystyrene Manufacturing Co Ltd May 13, 2020 Eni shares 1,635 30/11/22 n.a. 14.324 3 years Luciano Maria Vasques Managing Director Eni UK Ltd May 13, 2020 Eni shares 5,335 30/11/22 n.a. 14.324 3 years Maurizio Vecchiola Chairman and CEO Finproject SpA May 13, 2020 Eni shares 7,621 30/11/22 n.a. 14.324 3 years Giorgio Vicini Managing Director & General Manager Rovuma Basin BV May 13, 2020 Eni shares 3,006 30/11/22 n.a. 14.324 3 years Marco Volpati Managing Director Eni International Resources Ltd May 13, 2020 Eni shares 4,742 30/11/22 n.a. 14.324 3 years Paolo Zuccarini Chairman Versalis France SAS May 13, 2020 Eni shares 4,700 30/11/22 n.a. 14.324 3 years Other managers with strategic responsibilities Eni(2) 21 managers May 13, 2020 Eni shares 371,995 30/11/22 n.a. 14.324 3 years Other managers 316 managers May 13, 2020 Eni shares 1,264,699 30/11/22 n.a. 14.324 3 years (2) Other managers who, at time of assignment and together with the Chief Executive Officer and Chief Operating Officers, were permanent members of the Company’s Management Committee or reported directly to the CEO

66 ENI REPORT ON THE 2023-2026 REMUNERATION POLICY AND REMUNERATION PAID 2022 LIST OF CHARTS Chart 1 Total Shareholder Return 9 Chart 2 Total Recordable Injury Rate (TRIR) and Severity Incident Rate (SIR) 9 Chart 3 GHG emissions intensity Scope 1 and Scope 2 Equity (UPS) 10 Chart 4 Total average remuneration 2019-2021 10 Chart 5 Pay for performance analysis 11 Chart 6 Results of shareholders’ vote on Eni Remuneration Report in 2016-2020 - Section I 18 Chart 7 Results of shareholders’ vote on Eni Remuneration Report in 2020-2021-2022 - Section II 19 Chart 8 Total Incentive Multiplier 35 Chart 9 Deferred Incentive - Timeline 35 Chart 10 Deferred Incentive Multiplier 36 Chart 11 LTI share-based Plan Timeline 36 Chart 12 Performance scale - multiplier for absolute parameters 39 Chart 13 Pay mix CEO 40 Chart 14 Pay mix MSRs 42 LIST OF TABLES Table 1 CEO/GM pay ratio vs. median employee remuneration 11 Table 2 Gender pay ratio 12 Table 3 Gender pay ratio at equal role level 12 Table 4 Minimum wages 13 Table 5 Alignment with the strategic plan 15 Table 6 Our governance practices 15 Table 7 2023-2026 Remuneration Policy summary 16 Table 8 Composition of the Committee 23 Table 9 Annual cycle of Remuneration Committee activities 24 Table 10 New CEO remuneration Peer Group 30 Table 11 2023 targets for the Short-Term Incentive Plan with deferral 2024 33 Table 12 Levels of annual payable incentive 35 Table 13 Levels of payable deferred incentive 36 Table 14 Absolute 2023-2025 targets for the 2023 award of the 2023- 2025 LTI share-based plan 38 Table 15 Performance Scale - Multiplier relative performance scale (TSR) 38 Table 16 Value levels of grantable shares 39 Table 17 Remuneration paid to the CEO/GM in 2019-2022 45 Table 18 Remuneration paid to the Chief Operating Officer - Natural Resources in 2020-2022 45 Table 19 Remuneration paid to the Chief Operating Officer - Energy Evolution in 2020-2022 45 Table 20 Verification of 2022 objectives 47 Table 21 Final multiplier of the STI deferred portion accrued in 2020-2022 48 Table 22 Summary of remuneration accrued for the CEO/GM in 2022 50 Table 23 Summary of remuneration accrued for the Chief Operating Officer - Natural Resources in 2022 52 Table 24 Summary of remuneration accrued for the Chief Operating Officer - Energy Evolution in 2022 52 Table 25 Final LTI share plan 2019 multiplier accrued in 2019-2021 53

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 67 LIST OF CONSOB TABLES Table 1 Remuneration accrued to Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 56 Table 2 Monetary incentive plans for the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 59 Table 3 Incentive plans based on financial instruments, other than stock options, for the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 61 Table 4 Shareholdings held by Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 63 Table N.1 Table No. 1 of Schedule 7 of Annex 3A of Regulation No. 11971/1999 64

Eni SpA Headquarters Piazzale Enrico Mattei, 1 - Rome - Italy Capital Stock as of December 31, 2022: € 4,005,358,876.00 fully paid Tax identification number 00484960588 Branches Via Emilia, 1 - San Donato Milanese (Milan) - Italy Piazza Ezio Vanoni, 1 - San Donato Milanese (Milan) - Italy Contacts eni.com +39-0659821 800940924 segreteriasocietaria.azionisti@eni.com Investor Relations Piazza Ezio Vanoni, 1 - 20097 San Donato Milanese (Milan) Tel. +39-0252051651 - Fax +39-0252031929 e-mail: investor.relations@eni.com Layout and supervision K-Change - Rome